                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT

                                     BETWEEN

                          COLUMBUS EAST JOINT VENTURE,
                     AN OHIO GENERAL PARTNERSHIP, AS SELLER

                                       AND

                    GLIMCHER PROPERTIES LIMITED PARTNERSHIP,
                    A DELAWARE LIMITED PARTNERSHIP, AS BUYER

                     PROPERTY: EASTLAND MALL, COLUMBUS, OHIO

                                TABLE OF CONTENTS

1.    The Property...................................................   1
2.    Purchase Price.................................................   2
3.    Condition of Property..........................................   3
4.    Conveyance Documents...........................................   5
5.    Title..........................................................   6
6.    Leases; REAs...................................................   7
7.    Operations Prior to Closing....................................   9
8.    Warranties and Representations of Buyer........................   9
9.    Warranties and Representations of Seller.......................  10
10.   Closing........................................................  13
11.   Expenses.......................................................  15
12.   Prorations, Apportionments and Payments; Tenant Notices........  16
13.   Damage.........................................................  16
14.   Eminent Domain.................................................  17
15.   Possession.....................................................  17
16.   Notices........................................................  18
17.   Remedies.......................................................  19
18.   Broker Fees....................................................  20
19.   Termination....................................................  20
20.   Miscellaneous..................................................  21

                                LIST OF SCHEDULES
                              TO PURCHASE AGREEMENT

Schedule 1(a)        Description of Land....................................................................    1

Schedule 1(c)        Included Personal Property.............................................................    1

Schedule 1(d)        List of Leases.........................................................................    1

Schedule 1(e)        List of Service Contracts..............................................................    1

Schedule 1(g)        List of Reciprocal Easement Agreements.................................................    1

Schedule 2(c)        Form of Letter of Credit...............................................................    2

Schedule 3(e)        List of Property Reports...............................................................    5

Schedule 4(a)        Deed...................................................................................    5

Schedule 4(b)        Assignment and Assumption of Leases....................................................    5

Schedule 4(c)        Bill of Sale and Assignment............................................................    5

Schedule 4(d)        Assignment and Assumption of Service Contracts.........................................    5

Schedule 4(e)        Assignment and Assumption of REAs......................................................    5

Schedule 6(d)(1)     Form of Lessee Estoppel Certificate (Re: J.C. Penney Company, Inc.)....................    7

Schedule 6(d)(2)     Form of REA Estoppel Certificate.......................................................    7

Schedule 9(c)        Delinquency Tracking Report............................................................    9

Schedule 9(d)        List of Leasing and Brokerage Agreements...............................................    9

Schedule 9(g)        List of Pending Litigation.............................................................    9

Schedule 12          Revenue and Expense Prorations, Allocations and Payments...............................   12

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "Agreement") is entered into as of the 22nd day of October, 2003 (the "Effective Date"), by and between COLUMBUS EAST JOINT VENTURE, an Ohio general partnership (the "Seller"), and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Buyer")(each of Seller and Buyer are sometimes referred to individually as a "Party" and collectively as the "Parties").

                              W I T N E S S E T H:

         1. The Property. Upon and subject to the terms and conditions contained herein, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the following (collectively, the "Property"):

                  (a) the land described on Schedule 1(a) attached hereto, located in the City of Columbus, Franklin County, Ohio, together with all easements, rights and privileges appurtenant thereto (the "Land");

                  (b) all improvements of every kind and description located on the Land, including the regional enclosed mall shopping center known as Eastland Mall (collectively, the "Building"), together with all building fixtures and appurtenances located in, or affixed to, such improvements on the Closing Date (as hereinafter defined), excepting trade fixtures owned by tenants (collectively, the "Improvements");

                  (c) all equipment and other personal property owned by Seller and located in, or affixed to, either the Building or other Improvements, including the items identified on Schedule 1(c)(1) attached hereto (collectively, the "Personal Property");

                  (d) all of Seller's right, title and interest as landlord in and to each of the occupancy leases, specialty licenses, licenses and other occupancy agreements encumbering the Land and Improvements as described on
Schedule 1(d) attached hereto, together with any new leases entered into prior to the Closing Date and permitted under the terms of this Agreement (individually, a "Lease" and collectively, the "Leases");

                  (e) all service and other contracts relating to the operation or maintenance of the Land and Improvements (collectively, the "Service Contracts"), a schedule of which is attached hereto as Schedule 1(e);

                  (f) except as otherwise set forth below, Seller's right, title and interest in and to any intangible property owned by Seller and currently used in the ownership or operation for the Property including, to the extent of Seller's interest therein (if any), all of Seller's right, title and interest in and to the trade name "Eastland Mall" (the "Trade Name"), any telephone numbers associated with the Trade Name, plans and specifications, surveys and operating manuals with respect to the management, promotion, ownership, maintenance, use, occupancy and operation of the Property, all transferable permits, licenses, approvals, guarantees and warranties, and all utility contracts or other rights relating to the ownership, use or operation of the Property (collectively, the "Intangible Property");

                  (g) Seller's right, title and interest in and to all reciprocal easements agreements ("REAs"), pertaining to the Property, a schedule of which is attached hereto as Schedule 1(g); and

                  (h) all warranties, guarantees, permits, licenses, architectural and engineering plans and reports and other documents owned by Seller relating to the use, operation and maintenance of the Improvements (collectively, the "Warranties and Documents").

         2.       Purchase Price.

                  (a) Buyer shall pay to Seller as the total purchase price (the "Purchase Price") for the Property the sum of Thirty Million Two Hundred Fifty Thousand Dollars ($30,250,000.00), which shall be payable in immediately available U.S. federal funds as follows:

                           (i)      Buyer shall, within one (1) Business Day (as
hereafter defined) following the Effective Date, deliver an initial cash deposit or an irrevocable, unconditional sight draft Letter of Credit (as defined below), at Buyer's option, in the amount of Three Hundred Thousand Dollars ($300,000.00) (the "Initial Deposit") to the Escrow Agent (as defined below);

                           (ii)     Buyer shall, within one (1) Business Day
following the expiration of the Inspection Period (as hereinafter defined), deliver to the Escrow Agent an additional cash deposit or an additional irrevocable, unconditional sight draft Letter of Credit, at Buyer's option, in the amount of Three Hundred Thousand Dollars ($300,000)(the "Additional Deposit"; together with the Initial Deposit, collectively, the "Earnest Money"); and

                           (iii)    The balance of the Purchase Price in the sum
of Twenty-Nine Million Six Hundred Fifty Thousand Dollars ($29,650,000.00) shall be deposited with the Escrow Agent on the Closing Date, subject to the adjustments and prorations hereinafter provided.

                  (b) For the purposes hereof, the term "Escrow Agent" shall mean Flagler Title Company, 1897 Palm Beach Boulevard, Suite 125, West Palm Beach, Florida 33409, Attention: Mr. Roger Gamblin (561) 686-7611. Buyer agrees to immediately cause First American Title Insurance Company (the "Title Company") to issue to Seller and Buyer a so-called "insured closing letter", providing, among other things, that the Escrow Agent shall also serve as the duly authorized agent of the Title Company for purposes of this transaction. For the purposes hereof, the term "Business Day" shall mean all ordinary business days, excluding Saturday, Sunday and any day that is a national holiday in the United States or State holiday in Ohio.

                  (c) For purposes hereof, the term "Letter of Credit" shall mean an irrevocable, unconditional, clean letter of credit in the form attached hereto as Schedule 2(c), that names the Escrow Agent as the sole beneficiary, that is issued by a U.S. financial institution reasonably acceptable to Seller, that has an expiration date not earlier than six (6) months after the date of issuance, and that may be drawn upon within the City of West Palm Beach, Florida or the City of Cleveland, Ohio by presentment of a sight draft by Escrow Agent. If Buyer delivers any portion of the Earnest Money to Escrow Agent by Letter of Credit, and if the escrow established hereunder continues to remain open for any reason (including the pendancy of any dispute regarding the disbursement of the Earnest Money) then, not later than thirty (30) days before the then scheduled expiration date of such original Letter of Credit, Buyer shall amend, replace or substitute such original Letter of Credit previously delivered to Escrow Agent under this Paragraph 2 with a replacement letter of credit meeting the requirements of this Paragraph 2, except that the expiration date shall be not earlier than six (6) months after the expiration date of the original Letter of Credit (a "Replacement Letter of Credit"). From time to time prior to the earlier of the date the parties consummate the transactions contemplated by this Agreement or the date of execution of any final, non-appealable judgment of a court of competent jurisdiction that adjudicates the rights and obligations of the parties under this Agreement, but not later than thirty (30) days before the then scheduled expiration date of any Replacement Letter of Credit, Buyer shall amend, replace or substitute such Replacement Letter of Credit with another Replacement Letter of Credit meeting the requirements of this Paragraph 2, except that the expiration date shall be six (6) months after the expiration date of the then-current Replacement Letter of Credit. The original Letter of Credit and each Replacement Letter of Credit are hereinafter referred to individually as a "Letter of Credit," and collectively as the "Letters of Credit."

                  (d) For purposes hereof, the term "Drawing Event" shall mean the occurrence of any of the following: (i) if Buyer fails to obtain and deliver to the Escrow Agent a Replacement Letter of Credit within the time periods set forth in Paragraph 2(a) above; (ii) the receipt by Escrow Agent of conflicting, inconsistent or unilateral demands by Buyer or Seller regarding the disbursement of the Earnest Money to either Buyer or Seller; (iii) the receipt by Escrow Agent of any notice by Seller that Buyer is in default under this Agreement; or (iv) if at any time the Escrow Agent, in good faith, is in doubt as to the action it should take with respect to the Letter(s) of Credit under this Agreement. Notwithstanding any contrary provision in this Agreement, Seller and Buyer hereby irrevocably authorize and direct the Escrow Agent to immediately and completely draw upon any Letter(s) of Credit held by Escrow Agent upon the occurrence of any Drawing Event, in which event the proceeds of such Letter(s) of Credit shall be added to and become a part of the Earnest Money and disbursed to Buyer or Seller, or otherwise credited towards the Purchase Price, in the manner expressly provided in this Agreement.

                  (e) If Buyer has delivered a Letter of Credit to Escrow Agent in respect of any portion of the Earnest Money, then, on or before the Closing Date, Buyer shall deliver to the Escrow Agent in cash or immediately available federal funds an amount equal to the entire face amount of such Letter(s) of Credit, which funds shall be added to and become a part of the Earnest Money and credited to the Purchase Price or otherwise disbursed in accordance with this Agreement. Upon delivery of such funds, the Letter(s) of Credit shall be delivered to Buyer.

         3. Condition of Property. (a) Buyer acknowledges and agrees that, subject to the provisions of subparagraph 3(b) hereof, and except as otherwise set forth in this Agreement, (i) Seller has made no representation or warranty whatsoever, express or implied, as to the condition, quantity or quality of the Property, or any portion thereof, and (ii) Buyer agrees to accept the Property and all portions thereof in "AS IS" condition, subject to ordinary wear and tear. Buyer acknowledges that Buyer has the opportunity, pursuant to subparagraph 3(b) hereof, to inspect the Property, including the right to perform environmental site assessments and to examine the physical condition and state of repair of the Property, including all Improvements, fixtures, machinery, apparatus and equipment located thereon. Without limiting the generality of the foregoing, Buyer has not relied on any representations or warranties, and neither Seller nor any of its agents or representatives has made or is willing to make any representations or warranties, express or implied, other than as may be expressly set forth herein, as to (1) the Leases; (2) the Service Contracts; (3) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Property from any source; (4) the current or future use of the Property; (5) the present and future condition and operating state of any and all machinery or equipment on the Property and the present or future structural and physical condition of any Improvement or its suitability for rehabilitation or renovation; (6) the compliance of the Property with any federal, state or local environmental laws or regulations; (7) the presence or absence of any laws, ordinances, rules or regulations issued by any governmental authority, agency or board and any violations thereof; (8) the rents, income, expenses or operation of the Property; or (9) the zoning classification of the Property.

                  (b) Buyer shall have the right, at Buyer's sole cost and expense and upon prior reasonable written notice to Seller, to enter on the Property from and after the Effective Date until not later than 5 p.m. on December 12, 2003 (the "Inspection Period"), for the purpose of making such inspections and studies of the Property as Buyer deems necessary or desirable and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller in connection with the leasing, current maintenance and/or management of the Property, including, without limitation, the Leases, lease files, Service Contracts, insurance policies, bills, invoices, receipts and other general records relating to the income, expenses and condition of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, environmental audits and similar materials, financial projections, budgets, appraisals, accounting and property tax records and all other similar or related information with respect to the leasing, current maintenance and/or management of the Property, subject to the provisions set forth herein. Such physical inspection may include invasive testing only with the Seller's written approval, which approval shall not be unreasonably withheld or delayed. Any invasive testing shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations and the Leases. Seller shall reasonably cooperate with Buyer in its due diligence but shall not be obligated to incur any liability or expense in connection therewith. Buyer also agrees that, in exercising the foregoing rights to inspect the Property,
(i) Buyer shall provide reasonable advance notice to Seller prior to inspecting the Property or attempting to contact any tenants at the Property or owners of any department stores at Eastland Mall, (ii) the inspection of leased areas shall be subject to any prior notification requirements under existing leases, and to the extent applicable, any prior notification requirements under the REAs, (iii) Buyer shall not attempt to engage in communication with any tenants or owners of any department stores at Eastland Mall or inspect the Property unless a representative of Seller is afforded the opportunity to be present or to otherwise participate in such communication, and (iv) Buyer shall not interfere with the business or operations of any tenant under the Leases. Buyer shall have the right, as its sole course of action, to terminate this Agreement, for any reason or for no reason, in Buyer's sole discretion, by delivering written notice to Seller in accordance with the provisions of Paragraph 16 hereof prior to 3:00 P.M. Eastern Standard Time on the last day of the Inspection Period, and if such notice is not received by Seller by such time, Buyer shall be deemed to have waived its right to terminate pursuant to this subparagraph 3(b). In the event of a termination as described in this subparagraph 3(b), the provisions of Paragraph 19 below shall apply.

                  (c) Buyer agrees to repair any damage caused to the Property in connection with the exercise of its inspections hereunder, and further hereby indemnifies and agrees to defend and hold harmless the Seller from and against all liability, loss, damage and expense (including attorney's fees) arising from the inspection of the Property by Buyer or its agents or consultants. The provisions of this Paragraph shall survive the Closing (as hereinafter defined) and the delivery of the Deed hereunder or the termination of this Agreement without the occurrence of Closing.

                  (d) Prior to Buyer's execution of this Agreement, Seller has delivered or made available to Buyer for its review copies of the Leases and the Service Contracts, and Buyer hereby acknowledges its receipt of the Leases and the Service Contracts. If Buyer shall not have elected to terminate this Agreement pursuant to its right to do so during the Inspection Period as set forth above, then on the last day of or before the end of the Inspection Period, Buyer shall have the right to advise Seller in writing of any Service Contracts that Buyer does not desire to assume at Closing. If Buyer shall not so notify Seller, then Buyer shall assume all the Service Contracts. Upon Buyer's instruction to do so, Seller shall send its notice of termination ("Service Contracts Termination Notices") for each Service Contract so objected to by Buyer to the extent permitted under the Service Contracts. If such Service Contracts may properly be terminated prior to Closing, then such Service Contracts shall be terminated and shall not be assumed by Buyer. Otherwise, such Service Contracts shall be assumed by Buyer. Notwithstanding the foregoing, Buyer and Seller agree that Buyer is not assuming any management agreements and that any and all agreements for the management and/or leasing of the Property (each, a "Management Agreement") shall be terminated as of or prior to Closing.

                  (e) Buyer acknowledges that Seller has delivered or made available to Buyer for its review the environmental assessment documents and engineering reports identified on Schedule 3(e) attached hereto (collectively, the "Property Reports"). Buyer hereby acknowledges its receipt of the Property Reports.

                  (f) Buyer acknowledges that Seller has delivered or made available to Buyer for its review the REAs.

         4. Conveyance Documents. (a) Seller shall convey to Buyer the Land and the Improvements by limited warranty deed in the form of Schedule 4(a) attached hereto (the "Deed").

                  (b) Seller shall convey to Buyer all of Seller's right, title and interest in the Leases by an Assignment and Assumption of Leases in the form of Schedule 4(b) attached hereto (the "Assignment of Leases").

                  (c) Seller shall convey to Buyer all of Seller's right, title and interest in the Personal Property and Warranties and Documents by Bill of Sale and Assignment in the form of Schedule 4(c) attached hereto and made a part hereof (the "Bill of Sale").

                  (d) Seller shall convey to Buyer all of Seller's rights and interest in the Service Contracts by an assignment and assumption agreement in the form of Schedule 4(d) attached hereto (the "Assignment of Service Contracts").

                  (e) Seller shall convey to Buyer all of Seller's rights and interest in the REAs by an assignment and assumption agreement in the form of Schedule 4(e) attached hereto (the "Assignment of REAs").

         5. Title. (a) It shall be a condition to Buyer's obligation to consummate the transaction contemplated hereby that, upon the recording of the Deed, the Title Company shall issue to Buyer its ALTA Owner's Policy of Title Insurance (ALTA Form 1970/84), with an effective date and time as of the date and time of the recording of the Deed (the "Title Policy") in the amount of the Purchase Price, subject only to the Permitted Exceptions (defined below). Seller agrees to deliver to the Title Company, on or prior to the Closing Date, an affidavit to induce the Title Company to remove the standard mechanics' lien exception from the Title Policy.

                  (b) Buyer acknowledges receipt of an ALTA Survey of the Property dated September 8, 1998, prepared by EMHT Inc. (the "Existing Survey"). Buyer shall have the right, at Buyer's sole cost and expense, during the Inspection Period, to obtain an updated ALTA "as built" survey of the Property which meets current ALTA/ACSM requirements, certified to Seller, Buyer, its lender, if any, and the Title Company which shall be sufficient for the Title Company to remove the preprinted title exceptions related to survey matters (the Existing Survey, as the same may be updated by Buyer, is herein referred to as the "Survey").

                  (c) For the purposes hereof, the term "Permitted Exceptions" shall mean (i) real estate taxes and assessments which are a lien but not yet due and payable, (ii) building and zoning laws, ordinances and regulations, (iii) public streets and rights of way, (iv) any other matters which do not interfere with the operation of the Property as a shopping center, and (v) any other matters disclosed on the Commitment (as defined below) or the Existing Survey (or to the extent the Existing Survey is updated, the Survey) and not objected to by Buyer as provided below.

                  (d) Promptly following the Effective Date, Seller shall request that the Cleveland, Ohio office of the Title Company issue a Title Commitment for the issuance of the Title Policy with respect to the Property (the "Commitment"). The final Title Policy shall be issued by the Title Company through the offices of Escrow Agent. If the Commitment or the Survey shows any encumbrance or other matter affecting record title to the Property which is not a Permitted Exception and which is not acceptable to Buyer in its reasonable discretion, or if any update of the Commitment prior to Closing shows any encumbrance or other matter not previously reflected in the Commitment (a "Defect"), Buyer shall provide written notice of such Defect to Seller within ten (10) days after Buyer's receipt of the Commitment (or within ten (10) days after Buyer's receipt of any update thereof prior to Closing). If Buyer does not provide such notice within the time period set forth above, Buyer shall be deemed to have approved of such matters disclosed in the Commitment (or any update thereof prior to Closing) or the Survey, as the case may be.

                  (e) Following receipt of notice of a Defect, Seller shall use commercially reasonable efforts to cure such Defect, but shall not be required to initiate any litigation or commence any other legal proceeding or expend any monies to cure any Defect, except Seller agrees to pay or bond off any mechanics or similar monetary liens on Seller's interest in the Property (to the extent the same arise from any act of Seller) up to Fifty Thousand Dollars ($50,000.00). If, within the thirty (30) day period following receipt of notice of a Defect, (i) Seller does not cure or remove the Defect, or (ii) Buyer does not waive the Defect by written notice to Seller, Seller shall not be liable to Buyer for failure to cause the Title Policy to be issued as required herein and, as Buyer's sole remedy for the Defect, Buyer may elect, by written notice given to Seller and the Title Company within five (5) days after expiration of the thirty (30) day period, to either (1) accept the Property subject to the Defect, with no reduction in the Purchase Price and with the additional exception shown in the Title Policy, or (2) terminate this Agreement, in which event the provisions of Paragraph 19 below shall apply. If Buyer shall fail to give notice of its election to Seller within such five (5) day period, Buyer shall be deemed to have elected to proceed under subclause (1) of this subparagraph 5(e) and to accept title to the Property subject to the Defect. The Closing Date shall be extended as necessary to permit each of Seller and Buyer to exercise its rights and perform its obligations within the time periods set forth in this Paragraph 5.

         6. Leases; REAs. (a) Buyer shall not attempt to engage in communication with any tenants under the Leases or owners of department stores at Eastland Mall between the Effective Date and the Closing Date unless a representative or agent of Seller is afforded the opportunity to be present or to otherwise participate in such communication.

                  (b) Seller shall, on the Closing Date, transfer to Buyer, by way of a credit against the Purchase Price, all tenant security deposits or other deposits, if any, under the Leases (the "Security Deposits"). Buyer hereby indemnifies Seller, and agrees to defend and hold Seller harmless from any and all claims, demands or causes of action which may be asserted following the Closing Date by tenants under the Leases relating to the Security Deposits to the extent the Security Deposits are delivered or credited by Seller to Buyer.

                  (c) From and after the Effective Date and until the Closing Date or the earlier termination of this Agreement, Seller will not, without Buyer's prior written consent (which consent will not be unreasonably withheld or delayed), enter into any new lease, or modify any existing Lease (the foregoing are collectively called the "Additional Leases" and, individually, an "Additional Lease"). Buyer agrees to respond to any request by Seller for Buyer's consent to an Additional Lease within seven (7) days after Seller's request. If Buyer has not responded to

Seller's request within the seven (7) day period, Buyer will be deemed to have consented to the Additional Lease for which Seller requested consent. If, prior to the Closing Date, Seller enters into any Additional Leases as permitted hereunder, then the term "Leases" thereafter will include such Additional Leases.

                  (d) It shall be a condition to Buyer's obligation to consummate the transaction contemplated hereby that, at or prior to Closing, Seller shall provide to Buyer: (i) estoppel certificates from tenants of the Property representing at least seventy-five percent (75%) of the total leased space (the estoppels so required are herein referred to as the "Minimum Lessee Estoppel Certificates") at the Property as of the date of Closing; and (ii) an estoppel with respect to the REAs from each of Sears and Lazarus and any other parties to the REAs. Promptly after the Effective Date, Seller shall (x) request from the tenant under each of the Leases an estoppel certificate (collectively, the "Lessee Estoppel Certificates" and, individually, a "Lessee Estoppel Certificate"), each to be in the form as reasonably requested by Buyer's lender, except with respect to J.C. Penney Company, Inc., which shall be in the form attached as Schedule 6(d)(1), and shall request from each of Sears and Lazarus and any other parties to the REAs an estoppel certificate (collectively, the "REA Estoppel Certificates" and, individually, a "REA Estoppel Certificate"), each to be in the form attached as Schedule 6(d)(2), except as otherwise required by the terms of the Leases and the REAs (which may prescribe a particular form of estoppel), and (y) exercise good faith efforts to obtain the Lessee Estoppel Certificates and REA Estoppel Certificates prior to Closing. Seller shall deliver to Buyer at Closing all Lessee Estoppel Certificates and REA Estoppel Certificates, if any, which theretofore have been executed by a tenant or a party to the REAs and delivered to Seller. Buyer agrees that any failure or refusal by tenants to deliver a Lessee Estoppel Certificate or failure or refusal by parties to the REAs to deliver an REA Estoppel Certificate shall not constitute a breach of this Agreement. If the Minimum Lessee Estoppel Certificates and the REA Estoppel Certificates are not furnished by the close of business on December 17, 2003, then Buyer shall have the right, as its sole course of action, exercisable by delivering written notice to Seller no later than 2 p.m. E.S.T. on December 19, 2003, to terminate this Agreement, in which event the provisions of Paragraph 19 below shall apply; and if Buyer does not so terminate this Agreement, Buyer shall be deemed to have waived the foregoing conditions and the Closing shall be consummated as otherwise provided in this Agreement.

                  (e) Buyer hereby agrees to assume and pay any and all leasing commissions and tenant improvement obligations, if any, with respect to leases executed after the Effective Date that have been approved by Buyer in accordance with this Agreement.

                  (f) It shall be a condition to Buyer's obligation to consummate the transaction contemplated hereby that, at or prior to Closing, Seller shall cause to be provided to Buyer, to the extent required by the terms of each of the REAs, the consent of each party to the REAs to the Assignment of REAs. Buyer agrees that any failure or refusal by parties to the REAs to deliver such consent shall not constitute a breach of this Agreement. If such consent is not furnished on or before December 17, 2003, then Buyer shall have the right, as its sole course of action, exercisable by delivering written notice to Seller not later than 2 p.m. E.S.T. on December 19, 2003, to terminate this Agreement, in which event the provisions of Paragraph 19 below shall apply; and if Buyer does not so terminate this Agreement, Buyer shall be deemed to have waived the foregoing conditions and the Closing shall be consummated as otherwise provided in this Agreement

         7. Operations Prior to Closing. Subject to provisions of Paragraph 6 above, from and after the Effective Date and until the Closing or the earlier termination of this Agreement, Seller shall conduct its business involving the Property in the ordinary course, and during such period will:

                  (a) not transfer any of the Property or create on the Property any easements, liens, mortgages, encumbrances or other interests that would adversely and materially affect the use or value of the Property or Seller's ability to comply with the terms of this Agreement without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed;

                  (b) not enter into any contracts or other commitments regarding the Property (excluding Additional Leases, which are addressed in Paragraph 6 above and other contracts entered into in the ordinary course of Seller's business), without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed; and

                  (c) keep in effect Seller's existing policies of public liability and property and casualty coverage insurance insuring the Property.

         8. Warranties and Representations of Buyer. Buyer hereby represents and warrants to Seller as follows:

                  (a) Organization; Authority. Buyer is a duly formed and validly existing limited partnership under the laws of the State of Delaware and has made (or will make) all necessary filings to enable Seller to do business in the State of Ohio. Buyer has the legal power, right and authority to enter into this Agreement and to execute and deliver the instruments and documents referenced herein, and to consummate the transaction contemplated hereby.

                  (b) Due Authorization; Binding Agreement; No Violation. The execution, delivery and performance of this Agreement by Buyer has been duly and validly authorized by all necessary action of Buyer, including approval by the Board of Directors of Glimcher Properties Corporation. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms hereof. To the best of Buyer's knowledge, neither the execution of this Agreement nor the consummation by Buyer of the transactions contemplated hereby will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default, or result in a termination of any agreement or instrument to which Buyer is a party; (ii) violate any restriction to which Buyer is subject; (iii) constitute a violation of any existing federal, state or local law, ordinance, rule, regulation or order of which Buyer is aware; or (iv) result in the creation of any lien, charge or encumbrance upon the Property or any part thereof.

The representations and warranties set forth in subparagraphs 8(a) and 8(b) shall survive the Closing and remain in effect without time limitation.

         9. Warranties and Representations of Seller. Seller hereby represents and warrants to Buyer as follows:

                  (a) Organization; Authority. Seller is a duly formed and validly existing general partnership under the laws of the State of Ohio. Seller has the legal power, right and authority to enter into this Agreement and to execute and deliver the instruments and documents referenced herein, and to consummate the transaction contemplated hereby.

                  (b) Due Authorization; Binding Agreement; No Violation. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action of Seller. This Agreement has been duly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms hereof. To the best of Seller's knowledge, neither the execution of this Agreement nor the consummation by Seller of the transactions contemplated hereby will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default, or result in a termination of any agreement or instrument to which Seller is a party; (ii) violate any restriction to which Seller is subject; (iii) constitute a violation of any existing federal, state or local law, ordinance, rule, regulation or order of which Seller is aware; or (iv) result in the creation of any lien, charge or encumbrance upon the Property or any part thereof.

                  (c) Leases. Schedule 1(d) lists each of the Leases (including all amendments and modifications thereto) currently in effect with respect to the Property. Seller has delivered, made available or will deliver or make available to Buyer true and complete copies of the Leases (including all amendments and modifications thereto). The Buyer acknowledges that Schedule 1(d) does not list any subleases, concessions or license agreements that may have been entered into by any tenants or subtenants. Except as set forth in Schedule 9(c)(as the same may be completed and/or updated within fourteen (14) days following the Effective Date), Seller has not received written notice from any tenant under a Lease, during the two (2) year period prior to the Effective Date, asserting any defense, set-off or counterclaim with regard to its tenancy or its Lease which remains pending as of the Effective Date. Except as set forth in Schedule 1(d), there are no other Leases to which Seller is a party affecting the Property. Except as set forth in Schedule 9(c), no monthly installments of rent under any of the Leases have been prepaid for more than one month. Except for any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which are in the nature of tenant inducements, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances pursuant to Leases or expansions or renewals ("Tenant Inducement Costs") between the Effective Date and Closing which have been approved by Buyer as set forth in Section 6(e), there are no Tenant Inducement Costs for which Buyer shall become liable or that shall constitute a lien on the Property after Closing.

                  (d) Lease Brokerage. Except as set forth on Schedule 9(d)(as the same may be completed and/or updated within fourteen (14) days following the Effective Date), there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring Tenants with respect to the Property including Lease renewals, expansions or modifications.

                  (e) Service Contracts. Schedule 1(e) lists all of the Service Contracts currently affecting the Property. Seller has delivered or made available to Buyer true and complete copies of the Service Contracts (including all amendments and modifications thereto).

                  (f) No Other Agreements. Except for the Leases, the Service Contracts or as disclosed by this Agreement, the Title Commitment or as otherwise disclosed to Buyer in writing during the Inspection Period, there are no other material agreements affecting the Property which would be binding and enforceable against Buyer following the Closing Date.

                  (g) Non-Foreign Status. Seller is not a "foreign person" within the meaning of Section 1445(f) of the Internal Revenue Code (the "Code") and is not a "foreign partner" within the meaning of Section 1446 of the Code.

                  (h) Legal Actions Regarding Property. To the best of Seller's knowledge, there is no legal action pending before any court or administrative agency relating to the Property that would adversely affect the Property for its present use except as set forth on Schedule 9(h).

                  (i) No Violations. Seller has received no written notice, during the two (2) year period prior to the Effective Date, from any public authority asserting that the Property is not in compliance with applicable fire, health, building, use, occupancy or zoning laws, which remains uncured and which would have a material adverse effect on the use of the Property as currently owned and operated.

                  (j) REAs. Schedule 1(g)(as the same may be completed and/or updated within fourteen (14) days following the Effective Date) lists all of the REAs, including all amendments, modifications and supplements, currently affecting the Property. To the best of Seller's knowledge, the REAs are in full force and effect and Seller has not received any written notice, during the two
(2) year period prior to the Effective Date, of default from any REA Party.

                  (k) Condemnation. Seller has received no written notice, during the two year period prior to the Effective Date, of pending or threatened condemnation proceedings relating to the Property.

                  (l) Insurance. Seller has received no written notice, during the two year period prior to the Effective Date, from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Property or any part or component thereof that would materially and adversely affect the insurability of the Property or cause any material increase in the premiums for insurance for the Property that have not been cured or repaired.

                  (m) Taxes. No application or proceeding is pending for the tax year 2002 or any prior period seeking any increase or reduction in taxes or assessments for the Property.

                  (n) Financial/Operating Statements. To the best of Seller's knowledge, the information contained in the "Financial Statements and Additional Information for the Years Ended December 31, 2002 and 2001 and Independent Accountants' Review Reports", dated March 31, 2003, prepared by Deloitte & Touche, with respect to the Property and provided by

Seller to Buyer were accurate in all material respects as of the date specified in such statements and accurately reflected the financial condition of the Property at such time.

                  (o) Delivery of Environmental Reports. Seller has delivered to Buyer or made available to Buyer all environmental reports in Seller's possession with respect to the Property and all such reports are listed in Schedule 3(e).

                  (p) New York Life Loan. Seller has received a letter, dated September 24, 2003 (which has not been modified, amended or supplemented), a true and correct copy of which has been delivered to Buyer, from New York Life Insurance Company ("New York Life") which reflects New York Life's approval of the transaction contemplated by the Letter of Intent and its agreement to release its security interests encumbering the Property, subject to various conditions, including (i) payment to New York Life of the greater of thirty million dollars ($30,000,000.00) or the net proceeds of sale (the "Pay-Off Amount") and (ii) the submission of a fully executed purchase agreement to New York Life on or before October 24, 2003 (the "Release Letter").

                  (q) Ownership Interests in Seller. Seller is an Ohio general partnership and the general partners of Seller are JG Columbus East LLC, which holds a 86.75% ownership interest and LWM Columbus East LLC, which holds a 13.25% ownership interest. JG Columbus East LLC is an Ohio limited liability company and Jacobs Realty Investors, LP holds a 93.762% interest in JG Columbus East LLC.

Seller agrees to furnish to Buyer at Closing a certificate ("Seller's Closing Certificate") which will update the foregoing representations, subject to any changes arising prior to the Closing Date. If Seller's Closing Certificate discloses any new condition which materially and adversely affects the use or value of the Property as a shopping center, then Buyer, as its sole course of action, will have the right to terminate this Agreement upon delivery of written notice to Seller, in which event the provisions of Paragraph 19 below shall apply. Wherever reference is made in this Agreement to the best of "Seller's knowledge," such reference shall be deemed to mean the actual knowledge of the following officers or representatives of Seller: Judson E. Smith, Executive Vice President, Benjamin L. McMillon, Vice President and/or Thomas P. Schmitz, Vice President. Seller's representations and warranties are subject to any matters disclosed in the Lessee Estoppel Certificates and the REA Estoppel Certificates or discovered by Buyer in its inspection and review of the Property during the Inspection Period. Seller's liability to Buyer for any breach of the representations and warranties of Seller under Paragraph 9(a) and 9(b) as of the Effective Date or as of the Closing Date, as the case may be, shall survive the Closing without time limitation; and Seller's liability to Buyer for any breach of the representations and warranties of Seller under Paragraphs 9(c) through 9(q) as of the Effective Date or as of the Closing Date, as the case may be, shall survive the Closing for a period of one (1) year thereafter. Buyer shall have no right to assert any claim against Seller hereunder following the expiration of such one (1) year period, except to the extent Buyer has delivered to Seller, within such one (1) year period, written notice of such claim.

         10. Closing. (a) The closing of the transactions contemplated hereby (the "Closing") shall take place on a date mutually agreeable to Seller and Buyer not later than December 30, 2003.

                  (b) Seller and Buyer hereby appoint the Escrow Agent to act as escrow agent for the Closing of this transaction. A signed counterpart of this Agreement shall serve as the escrow instructions to the Escrow Agent, subject to the provisions of its standard conditions for acceptance of escrow, but only to the extent the same impose no additional obligations or liabilities on the Parties hereto, and to the terms and conditions herein set forth (the terms of this Agreement shall control in the case of any conflict) and subject to any additional instructions by the Parties. If Flagler Title Company refuses to sign this Agreement to evidence its acceptance as Escrow Agent, then the Title Company shall serve as the Escrow Agent.

                  (c) On the Closing Date, and provided that Buyer simultaneously performs its obligations hereunder, Seller shall deposit with the Escrow Agent all of the items listed below, properly executed and acknowledged by Seller, as applicable:

                           (i)      the Deed;

                           (ii)     the Assignment of Leases;

                           (iii)    the Bill of Sale;

                           (iv)     the Assignment of Service Contracts;

                           (v)      the Assignment of REAs;

                           (vi)     Seller's affidavit of non-foreign status, as
contemplated by Section 1445 of the Internal Revenue Code of 1986, as amended;

                           (vii)    an executed copy of the Preliminary
Settlement Statement referred to in Paragraph 12 hereof;

                           (viii)   any Lessee Estoppel Certificates and REA
Estoppel Certificates received by Seller;

                           (ix)     a mechanic's lien affidavit in favor of the
Title Company pursuant to Paragraph 5(a) above;

                           (x)      a letter, in form and substance reasonably
acceptable to Buyer, to each of the tenants under the Leases advising of the sale of the Property pursuant to this Agreement and directing future rent payments to Buyer;

                           (xi)     a notice, in form and content reasonably
acceptable to Buyer, to each REA Party informing such REA Party of the sale of the Property and of the assignment to Buyer of Seller's interest in, and obligations under, the REAs and directing that all sums payable after Closing under each of the REAs shall be paid as set forth in the notice;

                           (xii)    Seller's Closing Certificate;

                           (xiii)   such evidence as the Title Company may
reasonably require as to evidence the authority of the person or persons executing documents on behalf of Seller;

                           (xiv)    possession and occupancy of the Property
together with any keys, electronic pass cards or devices to all entrance doors and doors to equipment and utility rooms and vault boxes located in or related to the Property;

                           (xv)     evidence reasonably satisfactory to Buyer
that the Management Agreement shall be terminated as of or prior to Closing;

                           (xvi)    evidence reasonably satisfactory to Buyer
that the Service Contracts not being assumed by Buyer shall be terminated as of the dates set forth in the Service Contracts Termination Notices;

                           (xvii)   evidence reasonably satisfactory to the
Title Company, Buyer and Seller of the release of the mortgage and all instruments securing the New York Life Loan (as defined below) (or in lieu thereof a pay-off letter acceptable to the Title Company from New York Life); and

                           (xviii)  all other documents or items required by the
terms of this Agreement.

                  (d) On the Closing Date, and provided that Seller simultaneously performs its obligations hereunder, Buyer shall deposit with the Escrow Agent all of the items listed below to Seller, properly executed by Buyer, as applicable:

                           (i)      the Assignment of Leases;

                           (ii)     the Assignment of Service Contracts;

                           (iii)    the Assignment of REAs;

                           (iv)     the Purchase Price, subject to the
adjustments and prorations as hereinafter provided;

                           (v)      an executed copy of the Preliminary
Settlement Statement referred to in Paragraph 12 hereof; and

                           (vi)     all other documents or items required by the
terms of this Agreement.

                  (e) On the Closing Date, the Escrow Agent shall complete this transaction by:

                           (i)      causing the Deed, the Assignment of Leases
and Assignment of REAs (each marked for return to Buyer) to be filed for record in the Franklin County Records;

                           (ii)     issuing the Title Policy to Buyer;

                           (iii)    charging Buyer and Seller for those costs
and expenses to be paid by each pursuant to this Agreement;

                           (iv)     delivering the Pay-Off Amount (as defined
below) to New York Life;

                           (v)      delivering to each Party the documents to be
delivered to Buyer and Seller, respectively, pursuant to this Agreement, and disbursing the Purchase Price to Seller, after deducting any sums, charges and prorations as required hereunder; and

                           (vi)     preparing and forwarding to each Party one
signed copy of the Escrow Agent's Closing Statement (as hereinafter defined) showing all of the receipts and disbursements of the escrow.

                  (f) If the Escrow Agent is unable to simultaneously perform all of the instructions set forth above, it shall so notify Buyer and Seller and retain all funds and documents in its possession pending receipt of further instructions jointly issued by Buyer and Seller.

                  (g) Within fourteen (14) days after Closing, the Seller shall deliver to such representatives of the Buyer as the Buyer may designate, at the offices of the Buyer at 150 Gay Street, Columbus, Ohio 43215, hard copies (originals, to the extent they exist) in their existing file folders (to the extent they exist in such folders), and to the extent available in electronic format on computer disk or other comparable storage medium, of the Leases, the REAs, and the Service Contracts (to the extent assumed by Buyer), together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property, all documents, records and books of account, or copies thereof, relating to the construction, ownership, management, leasing, occupancy and operation of the Property which are in the possession of Seller or any agent performing management or leasing responsibilities on behalf of Seller pursuant to a written agreement with Seller (collectively, the "Seller Parties") on the Closing Date, including original Leases and lease files, and ground leases, if any, to the extent they exist in such folders and deliver to Buyer the reviewed financial statements for the Property for the years 2000, 2001 and 2002. All of the foregoing information described in this subparagraph 10(g) shall be referred to collectively as the "Files". Buyer and Seller shall cooperate with each other for a period of three (3) years after Closing in case of the need by either Party to respond to any legal requirement, regulatory audit requirement, tax audit, tax return preparation, audit of common area maintenance or other charges assessed against Tenants prior to Closing or litigation threatened or brought against either Buyer or Seller or other legitimate business reason, by allowing the other party and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by such party), at all reasonable times to examine and make copies of any and all Files, which right shall survive Closing.

         11. Expenses. (a) Provided the Closing occurs pursuant to Paragraph 10 hereof, Seller and Buyer shall each pay one-half of the following costs and expenses of this transaction:

(i) all conveyance fees and transfer taxes arising from the sale of the Property to Buyer; (ii) title examination fees, Title Commitment fees and the premium charge for the Title Policy, except that Buyer shall pay for any title endorsements requested by Buyer, and (iii) any escrow fees.

                  (b) Buyer shall pay any recording fees associated with the recording of the Deed or other conveyance instruments, and shall also pay for any updated survey that Buyer may elect to obtain with respect to the Property.

                  (c) Seller shall pay any fees incurred in connection with the pay-off of the Seller's mortgage lender for the Property.

                  (d) The Escrow Agent shall prorate real estate taxes and assessments, both general and special ("Taxes"), on the Closing Date based upon the latest available tax duplicate, subject to the readjustment provisions referred to in Paragraph 12 below.

                  (e) Each Party shall bear its own legal expenses incurred in connection with the negotiation, documentation and Closing of this transaction.

                  (f) The Escrow Agent shall prepare and deliver to the parties, prior to the Closing Date, a proposed escrow settlement statement ("Closing Statement") in reasonable detail reflecting the prorations and adjustments to be made on the Closing Date pursuant to this Paragraph 11.

         12. Prorations, Apportionments and Payments; Tenant Notices. (a) The prorations for Taxes shall be adjusted as of the Closing Date following the Closing Date directly by the parties in accordance with the provisions of
Schedule 12 attached hereto and made a part hereof (the "Proration Instructions"). The Parties agree that Exhibit A to Schedule 12 shall be prepared by Seller and submitted to Buyer within fourteen (14) days following the Effective Date.

                  (b) Charges and payments under the Leases and the Service Contracts, and prorations of all other charges and revenues relating to the operation of the Property, shall be prorated directly between the parties in accordance with the Proration Instructions.

                  (c) Seller shall prepare and deliver to Buyer, for its review and approval prior to the Closing Date, a Preliminary Settlement Statement reflecting the prorations contemplated by the Proration Instructions. The Preliminary Settlement Statement as approved by the parties shall be executed by Buyer and Seller.

         13. Damage. (a) If, prior to Closing, the Improvements or any portions thereof are totally or partially damaged by fire or other casualty ("Damage"), Seller shall deliver written notice thereof to Buyer. After the occurrence of any Damage, the following provisions shall apply.

                  (b) Following any Damage, Seller shall have the right, but not the obligation, to repair any Damage and restore the Property substantially to the condition existing prior to the date of such Damage, in which event the Closing Date shall be extended a reasonable time period to permit Seller to complete such repairs and restoration.

                  (c) If Seller does not elect to repair and restore as provided above, then Seller shall so notify Buyer in writing, whereupon Buyer shall have the right, at its sole course of action, exercisable by written notice given to the Seller within thirty (30) days after receipt of such notice from Seller, to (i) terminate this Agreement, in which event the provisions of Paragraph 19 below shall apply, or (ii) proceed to consummate the Closing, in which event insurance proceeds from insurance policies held and maintained by Seller and payable as a result of such damage shall be assigned to Buyer on the Closing Date, and the Purchase Price shall be reduced by a sum equal to the applicable deductible amount, if any, under any such insurance policy.

                  (d) During the period from the date of the casualty until the Closing Date, Seller shall secure any damaged portion of the Improvements and otherwise comply with applicable laws and requirements with respect to the damaged area.

                  (e) Notwithstanding any provision of this Agreement to the contrary, if the cost of repair of any casualty, as determined by a contractor selected by Seller and reasonably acceptable to Buyer, exceeds Five Million Dollars ($5,000,000), or if a department store is damaged and such department store is not obligated to restore its building, then Buyer shall have the right, exercisable by delivering written notice to Seller within thirty (30) days following the date that either Party delivers written notice to the other that Buyer has the right to terminate this Agreement by reason of the existence of either of the conditions set forth in this Paragraph 13(e), to terminate this Agreement, in which event the provisions of Paragraph 19 below shall apply. If Buyer does not elect to terminate this Agreement as provided in this subparagraph 13(e), then Buyer shall be deemed to have waived its termination right hereunder.

         14. Eminent Domain. If, prior to the Closing Date, all or any portion of the Property shall be condemned or taken for a public or quasi-public use (a "Taking") or is the subject of any action filed in a court of competent jurisdiction for a Taking, Seller shall so notify Buyer in writing. If such action results in a taking of any portion of the Building, then Buyer shall have the right, as its sole course of action, exercisable only by written notice given to Seller within seven (7) days after Seller advises Buyer in writing of such Taking, to (i) terminate this Agreement, in which event the provisions of Paragraph 19 below shall apply or (ii) proceed to consummate the Closing, without diminution of the Purchase Price, except that (a) Seller shall be obligated to convey to Buyer only such portion of the Property that has not then been acquired by the condemning authority, and (b) the proceeds of any award or compensation arising from such Taking, or the proceeds of any settlement of any action filed for a Taking of all or any portion of the Property, to the extent paid to Seller prior to the Closing Date, shall belong to Seller, and the amount so received by Seller (without deduction of any expenses and fees incurred by Seller in connection with such Taking) shall be deducted from the Purchase Price, and Buyer shall pay the balance of the Purchase Price, if any, to Seller on the Closing Date, and any proceeds of an award paid following the Closing Date shall be paid to Buyer.

         15. Possession. Possession of the Property shall be delivered by Seller to Buyer on the Closing Date, subject to the rights of tenants under the Leases and the Permitted Exceptions.

         16. Notices. (a) All notices, requests and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) sent by a nationally recognized overnight delivery service (with evidence of delivery), or (iii) sent by facsimile transmission with concurrent delivery by nationally recognized overnight delivery service (with evidence of delivery), addressed to the following addresses, or to such other address of which Seller or Buyer shall have given notice to the other as herein provided:

         If to Seller, to:          Columbus East Joint Venture
                                    c/o The Richard E. Jacobs Group, Inc.
                                    25425 Center Ridge Road
                                    Westlake, Ohio 44145
                                    Attn: President
                                    Facsimile: 440-808-6903

         With a copy to:            The Richard E. Jacobs Group
                                    25425 Center Ridge Road
                                    Westlake, Ohio 44145
                                    Attn: General Counsel
                                    Facsimile: 440-808-6903

         And a copy to:             Thompson Hine LLP
                                    3900 Key Center
                                    127 Public Square
                                    Cleveland, Ohio 44114
                                    Attn: Thomas J. Coyne, Esq.
                                    Facsimile: 216-566-5800

         If to Buyer, to:           Glimcher Properties Limited Partnership
                                    150 East Gay Street
                                    Columbus, Ohio 43215
                                    Attn: George A. Schmidt
                                    Facsimile: (614) 621-8863

         With a copy to:            Squire, Sanders & Dempsey L.L.P.
                                    1300 Huntington Center
                                    41 South High Street
                                    Columbus, Ohio 43215-6150
                                    Attn: Kim A. Rieck, Esq.
                                    Facsimile: (614) 365-2499

or at such other address as may be designated by either of the parties in a written notice given in accordance with the provisions of this Paragraph 16.

                  (b) All such notices, requests and other communications shall be deemed to have been sufficiently given and received for all purposes hereof (i) on the date of delivery, if sent by personal delivery, (ii) on the next Business Day following delivery by a nationally recognized overnight delivery service or (iii) on the date of facsimile transmission, if delivered by facsimile transmission with evidence of receipt and concurrent delivery of notice by nationally recognized overnight delivery service as described above.

         17. Remedies. (a) If Seller defaults in any obligation hereunder to be performed by Seller prior to or at Closing or otherwise fails to consummate this transaction on the Closing Date by reason of Seller's default (and other than by reason of the default of Buyer or failure of any conditions herein set forth), Buyer shall have the right, as its sole remedy, to either (i) seek specific performance of Seller's obligations hereunder, or (ii) terminate this Agreement upon written notice to Seller, in which latter event Escrow Agent shall return the Earnest Money to Buyer and Buyer shall have the right assert a claim for actual damages directly arising from such breach; provided, however, that in the event Buyer asserts a claim for damages, the maximum damages to which Buyer may be entitled shall not exceed the sum of Six Hundred Thousand Dollars ($600,000.00). Notwithstanding that Buyer's actual damages would be uncertain and difficult to ascertain, Buyer and Seller agree that the liquidated damage sum of Six Hundred Thousand Dollars ($600,000.00) is fair and bears a reasonable relationship to the damages that Buyer might sustain in the event of Seller's failure to consummate the transaction under this Agreement. Buyer acknowledges and agrees that no failure of any condition set forth in this Agreement shall constitute a breach of covenant by Seller, or give rise to any claim in favor of Buyer for damages, specific performance or otherwise against Seller.

                  (b) Buyer acknowledges that, if Buyer defaults in any obligation hereunder to be performed by Buyer prior to or at Closing or otherwise fails to consummate the transaction contemplated by this Agreement on the Closing Date by reason of Buyer's default (and other than by reason of the default of Seller or failure of any condition herein set forth), Seller will suffer significant damages by reason of such default, and the exact amount of such damages are and will be difficult to ascertain with certainty. Buyer and Seller agree that the Earnest Money shall constitute liquidated damages payable to Seller for Buyer's default, which Earnest Money shall immediately be paid to or drawn down and disbursed to Seller if Buyer fails to consummate this transaction on the Closing Date by reason of Buyer's default (and other than by reason of the default of Seller or failure of any condition herein set forth). Notwithstanding that Seller's actual damages would be uncertain and difficult to ascertain, Buyer and Seller agree that the liquidated damage sum is fair and bears a reasonable relationship to the damages that Seller might sustain in the event of Buyer's failure to consummate the transaction under this Agreement. Buyer and Seller agree that the Earnest Money is not intended to be, and in no event should be construed to be, a penalty, but is intended as fixed damages agreed to by the parties as settlement of damages in advance. Seller hereby agrees that its receipt of the Earnest Money in the event of Buyer's failure under this Agreement is the sole and exclusive right or remedy that Seller has, or may be entitled to exercise or pursue, against Buyer, whether at law or in equity.

                  (c) If any default by either Party shall occur and the other Party should incur expenses, including attorney's fees, in connection with the enforcement of the terms and conditions of this Agreement, or the collection of sums due hereunder, the defaulting Party shall reimburse the non-defaulting Party upon demand for the reasonable expenses so incurred. If any such expenses are not paid upon demand, the amount thereof shall bear interest at a monthly rate of 1.5% from the date of demand through and including the date of payment and the non-defaulting Party shall be entitled to seek recovery of such reasonable expenses in any action brought by the non-defaulting Party.

                  (d) No failure by either Party to insist upon strict performance by the other Party of any provision hereof shall constitute a waiver of strict performance thereof, and no express waiver shall be deemed to apply to any other existing or subsequent failure of performance whether similar or dissimilar.

                  (e) Except as expressly set forth herein to the contrary, no delay or omission by either Party to exercise any right accruing to either Party upon any such failure by the other Party shall impair any such right of the non-failing Party or be construed as a waiver of such failure or any acquiescence therein. Every remedy given under this Paragraph 17 or elsewhere in this Agreement may be exercised by the Party to whom such remedy is given from time to time and as often as such Party may deem expedient. Neither Party shall be required to give any notice, other than such notice as may be required pursuant to this Agreement or by applicable law, prior to the exercise of any remedy reserved to such Party in this Agreement, nor shall the occurrence of any event of force majeure operate to delay the time in which either Party is entitled to exercise any such remedy.

         18. Broker Fees. (a) Each of Seller and Buyer hereby represents and warrants to the other that it has not dealt with any real estate broker or agent in connection with this transaction other than Eastdil Realty Company, L.L.C. ("Eastdil"). Seller covenants and agrees to pay to Eastdil any fee or commission to which Eastdil may be entitled in connection with the transaction contemplated by this Agreement.

                  (b) Each Party hereby indemnifies and agrees to defend and hold harmless the other from and against any and all claims, costs or expenses incurred by reason of the breach of its representations, warranties, or covenants under this Paragraph 18. The provisions of this Paragraph 18 shall survive the Closing and the delivery of the Deed hereunder or the termination of this Agreement without the occurrence of Closing.

         19. Termination. In the event of the termination of this Agreement that, by the express terms of this Agreement, is governed by this Paragraph 19, the Earnest Money and any other sums deposited by Buyer with the Escrow Agent shall be returned to Buyer, all documents delivered into escrow shall be returned by the Escrow Agent to the depositing Party, Buyer shall promptly return to Seller any documents or reports or other due diligence items delivered by Seller to Buyer, Buyer shall promptly provide Seller a copy of each report or other due diligence items prepared for Buyer, and each Party shall pay any costs theretofore incurred by it or for which such Party is responsible in accordance with the terms hereof, whereupon neither Party shall have any additional liability hereunder and this Agreement shall be terminated, except that the indemnification provisions of subparagraph 3(c) above and the provisions of subparagraphs 18(b) and 20(g) shall survive such termination and remain in effect.

         20. Miscellaneous. (a) This Agreement and the Schedules referred to herein, all of which are attached hereto and made a part hereof, embody and constitute the entire understanding between the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, by and between Buyer and Seller, are superseded and merged into this Agreement, and shall be null, void and of no further force and effect from and after the Effective Date. Except as may be specifically set forth in this Agreement, all of the terms, provisions, representations, warranties and covenants contained in this Agreement shall be merged in the Deed and shall not survive the Closing.

                  (b) None of the provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the Party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

                  (c) This Agreement shall be binding upon, and inure to the benefit of, Seller and Buyer and their respective successors and permitted assigns; provided, however, that Buyer shall not transfer or assign this Agreement, or any of its rights or obligations hereunder, without the prior written consent of Seller, which consent may be withheld in Seller's sole discretion, and any attempt to do so without such consent shall be void and confer no rights upon any third person. Notwithstanding the foregoing, Buyer shall have the right to assign its interests in and to this Agreement to Glimcher Realty Trust, a Maryland real estate investment trust ("GRT") or to any entity that owns or is owned in whole or in part by Buyer or GRT, or to a partnership in which Buyer, GRT or an affiliate of Buyer or GRT is a general partner, provided that (i) Buyer shall give Seller written notice of such assignment at least five (5) business days prior to Closing and (ii) no such assignment shall release the named Buyer from any obligations under this Agreement.

                  (d) This Agreement shall be governed by the laws of the State of Ohio without respect to choice of law rules. Each Party hereby agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded in any government land records. The parties hereby waive any right to trial by jury. If either Party hereto shall commence litigation against the other in connection herewith, the non-prevailing party in such action shall reimburse the reasonable attorneys' fees of the prevailing party in such action. If one Party prevails on certain claims but the other Party prevails on other claims, the award of attorney fees shall be determined at the discretion of the court.

                  (e) All Paragraph headings and other titles and captions herein are for convenience only, do not form a substantive part of this Agreement and shall not restrict or enlarge any substantive provisions hereof or thereof. The term "including," when used in this Agreement, means "including, without limitation," and shall be construed as a term of illustration, and not a term of limitation. Whenever reference is made to a number of "days" in the computation of time hereunder, such reference shall mean "calendar days" unless otherwise indicated. Wherever any period of time is specified herein for the taking of any action or the giving of any notice, the period shall be computed by excluding the day upon which the period is specified to commence and including the last day of the period specified. Whenever the time for performance of an obligation occurs or expires on a day other than a Business Day, the time for performance thereof shall be extended to the next Business Day.

                  (f) Time is of the essence in the performance of each and every term, condition and covenant contained in this Agreement.

                  (g) Buyer agrees not to disclose, without Seller's prior written consent, the terms of this Agreement, or any of the Leases, Service Contracts or other due diligence materials, including third-party reports, received or obtained by Buyer in connection with this transaction (the "Due Diligence Materials"), other than publicly available information, to any other Party except (i) to Buyer's affiliates, attorneys, accountants, consultants, employees, agents, prospective lenders and prospective investors, (ii) as may be required in connection with any legal proceeding or law, and (iii) for information which is in the public domain, and Buyer agrees to maintain the confidentiality of such documents until the date that Buyer acquires title to the Property. Buyer further agrees to return at Buyer's sole cost and expense the Due Diligence Materials promptly to Seller in the event of the termination of this Agreement without the occurrence of Closing.

                  (h) This Agreement may be executed in counterparts, each of which shall be deemed an original, and both of which together shall form a single instrument. The execution of this Agreement by facsimile signature shall be binding and enforceable as an original; provided, that any Party delivering a facsimile document shall thereafter execute and deliver to the other Party an original instrument, effective as of the date of the facsimile instrument, as soon as reasonably possible thereafter.

                  (i) This Agreement shall not be construed more strictly against one Party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and this Agreement shall be enforced to the fullest extent not prohibited by law.

                  (j) Buyer agrees that, so long as Seller performs its obligations to be performed in connection with the Release Letter, any failure or refusal by New York Life to accept the Pay-Off Amount in full satisfaction of all sums owing from Seller to New York Life and to deliver the release by New York Life of the mortgage and all other security instruments securing New York Life's interest in the Property upon payment to New York Life of the Pay-Off Amount shall not constitute a breach of this Agreement, but shall entitle Seller to terminate this Agreement, exercisable by delivering written notice to Buyer at any time prior to Closing, in which event the provisions of Paragraph 19 above shall apply.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Buyer and Seller have each caused this Agreement to be duly executed as of the date first written above.

                                 SELLER:

                                 COLUMBUS EAST JOINT VENTURE, an Ohio
                                 general partnership

                                 By: JG Columbus East LLC, an Ohio limited
                                 liability company, its general partner

                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________

                                 BUYER:

                                 GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

                                 By: Glimcher Properties Corporation, a Delaware corporation, its sole general partner

                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________

The Escrow Agent hereby acknowledges receipt of this Agreement and agrees to abide by the escrow instructions contained in this Agreement.

                                            ESCROW AGENT:

                                            FLAGLER TITLE COMPANY

                                            By: _______________________________
                                            Name:______________________________
                                            Its:_______________________________

                                  SCHEDULE 1(a)

                               DESCRIPTION OF LAND

Parcel No. 1

Situated in the City of Columbus, County of Franklin and State of Ohio, being in
Section 28, Township 12, Range 12 Refugee Lands, containing 39.017 acres of land, more or less, part of said 39.017 acre tract being out of that 39.671 acre tract of land as described in a Deed to Columbus East-Joint Venture, recorded in Book 2715, Page 487 of Franklin County Records, and part of said 39.017 acre tract being out of that 59.379 acre tract of land as described in a Deed to Ernest G. Fritsche recorded in Book 2734, Page 244 of Franklin County Records, said 39.017 acre tract being more particularly described as follows:

Beginning, for reference, at a point in the centerline of Refugee Road, said point being in the Northwesterly right of way of Interstate Route 270, a Southeasterly corner of said 39.671 acre tract and the Southeasterly corner of that 1.26 acre tract (Parcel No. 152 DWD) as described in a Deed to State of Ohio, recorded in Book 3095, Page 345 of Franklin County Records; thence North 44 deg. 02' 05" East, with a Northwesterly right of way line of said Interstate Route 270, the Southeasterly line of said 39.671 acre tract the Southeasterly line of said 1.26 acre tract, a distance of 101.72 feet to the true point of beginning, said point being the Northeasterly corner of said 1.26 acre tract, a Northerly line of said Refugee Road; thence from said true point of beginning, North 88 deg. 28' 30" West, with a Northerly line of said 1.26 acre tract, a Northerly line of said Refugee Road, parallel with and 75 feet Northerly from (as measured at right angles) the centerline of said Refugee Road, a distance of
526.65 feet to a Northwesterly corner of said 1.26 acre tract; thence South 1 deg. 31' 30" West, with a Westerly line of said 1.26 acre tract, a distance of 15 feet to a corner of said 1.26 acre tract, a Northerly line of said Refugee Road; thence North 88 deg. 28' 30" West, with a Northerly line of said 1.26 acre tract, a Northerly line of said Refugee Road, parallel with and 60 feet Northerly from (as measured at right angles) the centerline of said Refugee Road, a distance of 272.53 feet to a point in a Northwesterly line of said
39.671 acre tract, the Southeasterly line of that 0.600 acre tract of land, as described in a Deed to Sears, Roebuck and Co., recorded in Book 2715, Page 485 of Franklin County Records, the Northwesterly corner of said 1.26 acre tract, the Northeasterly corner of than 0.66 acre tract (Parcel 152E-WD) as described in a Deed to the State of Ohio, recorded in Book 3039, Page 102 of Franklin County Records; thence North 44 deg. 02' 05" East, with the Southeasterly line of said 0.600 acre tract, a Northwesterly line of said 39.671 acre tract, a distance of 768.30 feet to a corner of said 39.671 acre tract, the Northeasterly corner of said 0.600 acre tract; thence North 45 deg. 57' 55" West, with the Northeasterly line of said 0.600 acre tract, the Northeasterly line of that
1.021 acre tract of land as described in a Deed to Sears, Roebuck and Co., recorded in Book 2647, Page 229 of Franklin County Records, a Southwesterly line of said 39.671 acre tract, a distance of 475 feet to the Northeasterly corner of said 1.021 acre tract, a corner of said 39.671 acre tract; thence South 44 deg. 02' 05" West, with a Southeasterly line of said 39.571 acre tract, the Northwesterly line of said 1.021 acre tract, a distance of 100 feet to a point in the Northeasterly line of that 16.772 acre tract of land as described in a Deed to Sears, Roebuck and Co., recorded in Book 2485, Page 481 of Franklin County Records, said point being a corner of said 39.671 acre tract, the Northwesterly corner of said 1.021 acre tract; thence North 45 deg. 57'

55" West, with the Northeasterly line of said 16.772 acre tract, a Southwesterly line of said 39.671 acre tract, a distance of 446 feet to a point in a Southeasterly line of said 59.379 acre tract, said point being the Northwesterly corner of said 39.671 acre tract, the Northeasterly corner of said 16.772 acre tract; thence North 44 deg. 02' 05" East, with a Southeasterly line of said
59.379 acre tract, a Northwesterly line of said 39.671 acre tract, a distance of
127.56 feet to a point; thence North 45 deg. 57' 55" West, a distance of 125 feet to a point; thence North 44 deg. 02' 05" East, parallel with and 125 feet Northwesterly from (as measured at right angles), the Southeasterly line of said
59.379 acre tract, a Northwesterly line of said 39.671 acre tract, the Northwesterly line of that 0.793 acre tract of land (Tract 'A'), as described in a Deed to Federated Department Stores, Inc., recorded in Book 2647, Page 226 of Franklin County Records, a distance of 655.59 feet to a point; thence South 45 deg. 57' 55" East, a distance of 125 feet to a point in the Southeasterly line of said 59.379 acre tract, the Northwesterly line of said 0.793 acre tract; thence South 44 deg. 02' 05" West, with the Southeasterly line of said 59.379 acre tract, the Northwesterly line of said 0.793 acre tract, a distance of 41.83 feet to the Northwesterly corner of said 0.793 acre tract, the Northeasterly corner of said 39.671 acre tract; thence South 45 deg. 57' 55" East, with the Southwesterly line of said 0.793 acre tract, a Northeasterly line of said 39.671 acre tract, a distance of 318 feet to the Southwesterly corner of said 0.793 acre tract, a corner of said 39.671 acre tract; thence North 44 deg. 02' 05" East, with the Southeasterly line of said 0.793 acre tract, a Northwesterly line of said 39.671 acre tract, a distance of 208.68 feet to a Northeasterly corner of said 39.671 acre tract; thence South 45 deg. 57' 55" East, with a Northeasterly line of said 39.671 acre tract, a distance of 682 feet to the Southwesterly corner of that 0.658 acre tract (Tract 'B') of land as described in Book 2647, Page 226 of Franklin County Records, a corner of said 39.671 acre tract; thence North 44 deg. 02' 05" East, with the Southeasterly line of said
0.658 acre tract, a Northwesterly line of said 39.671 acre tract, a distance of
434.51 feet to a point in the Westerly line of Hamilton Road, said point being the Northwesterly corner of that 0.660 acre tract of land (Parcel No. 6-WD) as described in a Deed to State of Ohio, recorded in Book 3095, Page 342 of Franklin County Records, a Southwesterly corner of that 0.955 acre tract (Parcel No. 5-WD) as described in a Deed to State of Ohio, recorded in Book 3030, Page 37 of Franklin County Records; thence South 1 deg. 30' 00" West, with the Westerly line of said 0.660 acre tract and the Westerly line of that 0.62 acre tract (Parcel No. 152-DWD-1) as described in a Deed to State of Ohio, recorded in Book 3095, Page 345 of Franklin County Records, a Westerly line of said Hamilton Road, parallel with and 75 feet Westerly from (as measured at right angle) the centerline of Hamilton Road, the Easterly line of said 39.671 acre tract, a distance of 739.59 feet to a point in the Northwesterly right of way line of Interstate Route 270, a Southeasterly line of said 39.671 acre tract, said point being the Southwesterly corner of said 0.62 acre tract; thence South 44 deg. 02' 05" West, with the Northwesterly right of way line of said Interstate Route 270, a Southeasterly line of said 39.671 acre tract, a distance of 956.76 feet to the true point of beginning and containing 39.017 acres of land.

Parcel No. 2

Easements and Rights for the benefit of Parcel No. 1 as created by the Easement, Restrictions and Operating Agreement, dated March 1, 1966, filed for record March 2, 1966 and recorded in Book 2715, Page 519 of Franklin County Records; as amended by the First Amendment to Easement, Restrictions and Operating Agreement, dated March 15, 1966, filed for record June 22, 1966 and recorded in Book 2742, Page 45 of Franklin County Records; as amended by the Second Amendment to Easement, Restrictions and Operating Agreement, dated May 17, 1971, filed for record November 9, 1971 and recorded in Book 3189, Page 273 of Franklin County Records; as amended by Third Amendment to Easement, Restrictions and Operating Agreement, dated September 30, 1974, filed for record March 12, 1975 and recorded in Book 3454, Page 365 of Franklin County Records; being the same easements and rights identified in the Purchase and Operating Agreement by and among Federated Department Stores, Inc., Sears, Roebuck & Co. and Columbus East-Joint Venture, dated as of June 2, 1965; as amended by the First Amendment to Purchase and Operating Agreement, dated as of February 7, 1966; as amended by Second Amendment to Purchase and Operating Agreement, dated as of March 15, 1966; as amended by Third Amendment to Purchase and Operating Agreement, dated as of May 17, 1971, filed for record November 9, 1971 and recorded in Book 3221, Page 271 of Franklin County Records; as amended by Fourth Amendment to Purchase and Operating Agreement, dated as of September 30, 1974, filed for record March 12, 1975 and recorded in Book 3510, Page 303 of Franklin County Records; as assigned by Assignment and Assumption of Operating Agreement, dated as of July 29, 1988, filed for record August 26, 1988 and recorded in ORV 12166, Page E02 of Franklin County Records, for the purposes described in Easement, Restrictions and Operating Agreement, as amended, over, under and across the land as described in the above mentioned Easement, Restrictions and Operating Agreement, as amended.

Parcel No. 3

Easement for the Benefit of Parcel No. 1, as created by The Party Wall Agreement, dated September 1, 1966, filed for record July 11, 1967 and recorded in Book 2824, Page 459 of Franklin County Records, for the purpose described in said Party Wall Agreement, over, under and across the land as described in said Party Wall Agreement, subject to the terms, provisions and conditions set forth in said document.

Parcel No. 4

Easement for the Benefit of Parcel No. 1, as created by the Deed of Easement, dated February 6, 1967, filed for record March 16, 1967 and recorded in Book 2796, Page 283 of Franklin County Records, for the purpose described in said Deed of Easement for constructing, using, replacing and maintaining a sanitary sewer, tributary connections and appurtenant work, over, under and across the land as described in said Party Wall Agreement. Subject to the terms, provisions and conditions set forth in said document.

                                  SCHEDULE 1(c)

                           INCLUDED PERSONAL PROPERTY

                                [to be provided]

                                  SCHEDULE 1(d)

                                 LIST OF LEASES

                                [to be provided]

                                  SCHEDULE 1(e)

                            LIST OF SERVICE CONTRACTS

1.       ADT Security Systems dated February 11, 1997 and September 18, 1998

2.       Cintas Corporation dated June 26, 2003

3.       Dual Lite, Inc. dated March 10, 2003

4.       Simplex Grinnell dated November 19, 2002

5.       Illinois Roof Consulting Associates, Inc. dated April 4, 2003

6.       Blue Chip 2000 Commercial Cleaning, Inc. dated October 24, 2002

7.       GreenScapes Landscape Co. dated October 25, 2002

8.       Scott's Lawncare, Inc. dated November 10, 2002

9.       Wenger Temperature Control dated November 10, 2002

10.      Linnaea Newman dated February 27, 2003

11.      Muzak dated December 1, 2002

12.      Orkin Exterminating, Inc. dated April 1, 2003

13.      Rentokil Tropical Plant Services dated December 26, 2002

14.      The Water Works dated June 27, 2003

15.      Hughes Network System dated January 1, 2003

16.      Security Services Agreement dated May 29, 2002

17.      Exterior Security Patrol Agreement dated November 5, 2002

18.      Pitney Bowes Credit Corporation dated May 2, 2003

19.      Lake Business Products dated September 24, 2003

20.      Heiberger Paving, Inc. dated October 9, 2003

21.      Contract Sweepers Co. dated October 9, 2003

22       Aramark dated September 7, 2000

22. Agreement for Security Service and Common Area Maintenance dated November 13, 1998 (JCPenney)

23.      Avaya dated January 1, 2003

                                  SCHEDULE 1(g)

                     LIST OF RECIPROCAL EASEMENT AGREEMENTS

1. Purchase and Operating Agreement by and Among Federated Department Stores, Sears, Roebuck and Co. and Columbus East Joint Venture, dated June 2, 1965; Memorandum of Purchase and Sale Agreement

2.       First Amendment to Purchase and Operating Agreement, dated February 7,
         1966

3. Easement, Restriction and Operating Agreement among Federated Department Stores, Inc., Sears, Roebuck and Co. and Columbus East Joint Venture, dated March 1, 1966

4. First Amendment to Easement, Restriction and Operating Agreement, dated March 15, 1966

5.       Subordination Agreement by Northwestern Mutual Life Insurance Company

6.       Second Amendment to Purchase and Operating Agreement, dated March 15,
         1966

7.       Third Amendment to Purchase and Operating Agreement, dated May 17, 1971

8. Second Amendment to Easement, Restriction and Operating Agreement, dated May 17, 1971

9.       Fourth Amendment to Purchase and Operating Agreement, dated September
         30, 1974

10. Third Amendment to Easement, Restriction and Operating Agreement, dated September 30, 1974

11.      Assignment and Assumption Agreement, dated July 29, 1988

12. Exercise of Option to Extend J. C. Penney Lease for five (5) years expiring on January 31, 1998, dated December 17, 1991

13. Fourth Amendment to Easement, Restriction and Operating Agreement, dated December 15, 1994

14.      Fifth Amendment to Purchase and Operating Agreement, dated December 15,
         1994

                                  SCHEDULE 2(c)

                            FORM OF LETTER OF CREDIT

                                                           LETTER OF
OUR CREDIT NO.    ISSUE DATE        EXPIRY DATE            CREDIT AMOUNT
_______________   _____________     _____________          USD __________.00

BENEFICIARY:                             APPLICANT:
FLAGLER TITLE COMPANY                    GLIMCHER PROPERTIES LIMITED PARTNERSHIP
1897 Palm Beach Boulevard, Suite 125     150 East Gay Street
West Palm Beach, Florida 33409           Columbus, Ohio 43215
ATTN: Mr. Roger Gamblin                  Attn: George A. Schmidt

DEAR BENEFICIARY:

WE HEREBY ESTABLISH OUR IRREVOCABLE LETTER OF CREDIT IN YOUR FAVOR, AS BENEFICIARY, WHICH IS AVAILABLE AGAINST PRESENTMENT OF:

1. THE BENEFICIARY'S DRAFT(S) DRAWN ON US AT SIGHT, DULY ENDORSED ON THE REVERSE SIDE THEREOF, AND BEARING THE CLAUSE: "DRAWN UNDER
______________________________ LETTER OF CREDIT NUMBER ________."

2. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY, FOR OUR ENDORSEMENT. (IF YOUR DEMAND REPRESENTS A PARTIAL DRAWING HEREUNDER, WE WILL ENDORSE THE ORIGINAL CREDIT AND RETURN THE SAME TO YOU FOR POSSIBLE FUTURE CLAIMS. IF, HOWEVER, YOUR DEMAND REPRESENTS A FULL DRAWING OR IF SUCH DRAWING IS PRESENTED ON THE DAY OF THE RELEVANT EXPIRATION DATE HEREOF, WE WILL HOLD THE ORIGINAL FOR OUR FILES AND REMOVE SAME FROM CIRCULATION.)

PARTIAL DRAWINGS ARE PERMITTED BUT SHALL NOT EXCEED THE FACE VALUE OF THIS LETTER OF CREDIT. THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT OR INSTRUMENT.

WE ENGAGE WITH YOU THAT ALL DOCUMENTS PRESENTED IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED BY US IF DELIVERED TO
_____________________________ [INSERT NAME OF FINANCIAL INSTITUTION],
__________________, _______________, ___________ , ____________, [INSERT ADDRESS
OF FINANCIAL INSTITUTION] ATTENTION: LETTER OF CREDIT DEPARTMENT, PRIOR TO 3 P.M. ON OR BEFORE THE EXPIRATION DATE HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN THIS LETTER OF CREDIT IS SUBJECT TO THE "UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS: (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500".

ALL INQUIRIES REGARDING THIS CREDIT SHOULD BE DIRECTED TO US AT OUR PHONE NUMBERS AS FOLLOWS:___________________________.

SINCERELY,

____________________________ , A NATIONAL
BANKING ASSOCIATION

_________________________________
NAME:____________________________
TITLE:___________________________

                                  SCHEDULE 3(e)

                                PROPERTY REPORTS

1. Foundation Investigation for Eastland Shopping Center dated October 5, 1965 prepared by Columbus Testing Laboratory, Inc.

2. Foundation Investigation for J. C. Penney dated July 21, 1966 prepared by Columbus Testing Laboratory, Inc.

3. Level I Environmental Assessment of the Developer Parcel dated April 25, 1991 prepared by ERM-Midwest, Inc.

4. Phase II Environmental Assessment for Firestone Auto Service Centers dated August 22, 1991 prepared by ERM-Midwest, Inc.

5. Final Report on Phase II Environmental Assessment for Firestone Auto Service Centers revised September 11, 1991 prepared by ERM-Midwest, Inc.

6. Phase I Environmental Assessment of Eastland Mall Property dated July 1992 prepared by Bruck Hartman Environmental, Inc.

7. Phase I Environmental Site Assessment of Eastland Mall Property dated August 1992 prepared by Bruck Hartman Environmental, Inc.

8. Phase I Environmental Assessment Update dated November 1, 1993 prepared by ERM-Midwest, Inc.

9. Phase I Environmental Site Assessment of Eastland Mall dated September 1997 prepared by Environmental Resources Management

10. Asbestos Report dated June 25, 1998 prepared by The Richard E. Jacobs Group, Inc.

11. Property Condition Evaluation of Eastland Mall dated September 4, 1998 prepared for New York Life Insurance by EMG

12. 2002 Pavement Report performed by Keith Klimkowicz of The Richard E. Jacobs Group, Inc.

                                  SCHEDULE 4(a)

                                  FORM OF DEED

                              LIMITED WARRANTY DEED

         THIS LIMITED WARRANTY DEED is made this _____ day of December, 2003, by COLUMBUS EAST JOINT VENTURE, an Ohio general partnership ("Grantor"), to GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, having a tax mailing address at 150 East Gay Street, Columbus, Ohio 43215 ("Grantee").

         WITNESSETH, that Grantor, for Ten Dollars ($10.00) and other good and valuable consideration paid by Grantee, hereby grants, conveys and assigns, WITH LIMITED WARRANTY COVENANTS, to Grantee, its successors and assigns, that certain land located in the City of Columbus, County of Franklin and State of Ohio, and more fully described on Exhibit A attached hereto and made a part hereof;

         TOGETHER WITH all improvements thereon, and all rights, easements, privileges and appurtenances belonging or appertaining thereto;

         SUBJECT TO real estate taxes and assessments which are a lien but not yet due and payable, building and zoning laws, ordinances and regulations, public streets and rights-of-way, easements, and all other exceptions to title appearing on Exhibit B attached hereto and made a part hereof.

                         (signatures follow immediately)

         IN WITNESS WHEREOF, Grantor has duly executed this Quitclaim Deed the day and year first above written.

                                       SELLER:

                                       COLUMBUS EAST JOINT VENTURE, an Ohio
                                       general partnership

                                       By: JG Columbus East LLC, an Ohio limited
                                       liability company, its general partner

                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________

STATE OF OHIO      )
                   )  SS:
COUNTY OF CUYAHOGA )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of JG COLUMBUS EAST LLC, an
Ohio limited liability company, the general partner in COLUMBUS EAST JOINT VENTURE, an Ohio general partnership, who acknowledged that he did sign the foregoing instrument for and on behalf of said limited liability company, as general partner of such general partnership, and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of such limited liability company and such general partnership.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal, at Cleveland, Ohio, this _____ day of December, 2003.

                                         _______________________________________
                                                    Notary Public

                                                    My commission expires:

This instrument prepared by:

Thomas J. Coyne, Esq.
Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114

                                    Exhibit A

                              Property Description

                                    Exhibit B

                              Permitted Exceptions

                                  SCHEDULE 4(b)

        FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

            ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

         THIS ASSIGNMENT AND ASSUMPTION OF LEASES, made as of this ____ day of _______________ 2002, by and between COLUMBUS EAST JOINT VENTURE, an Ohio general partnership, having an address at 25425 Center Ridge Road, Cleveland, Ohio 44145 ("Assignor"), and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 150 East Gay Street, Columbus, Ohio 43215 ("Assignee").

                                    RECITALS:

         A. Assignor, as seller, and Assignee, as buyer, entered into that certain Purchase Agreement (the "Purchase Agreement") relating to the sale of the shopping center known as "Eastland Mall" in the City of Columbus, Franklin County, Ohio, situated on land more particularly described on Exhibit A attached hereto and made a part hereof.

         B. The Eastland Mall is subject to various leases described on Exhibit B attached hereto and made a part hereof (collectively, the "Leases").

         C. Pursuant to the Purchase Agreement, Assignor desires to assign its right, title and interest in and to each of the Leases to Assignee, and Assignee desires to assume Assignor's right, title and interest in and to each of the Leases, in connection with the aforementioned sale.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

         1. Assignment. Assignor hereby gives, grants, bargains, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, as of the Effective Date (as hereinafter defined), all of Assignor's right, title and interest in and to the Leases and any guarantees and other agreements executed in connection therewith and any security deposits relating thereto.

         2. Assumption. Assignee hereby accepts the foregoing assignment, and in consideration thereof, hereby covenants and agrees that, on and after the Effective Date, Assignee will assume, observe, perform, fulfill and be bound by all of the terms, covenants, conditions and obligations under each of the Leases and guarantees and each such other agreement executed in connection therewith, and each such security deposit, which arise on and after the Effective Date and are to be observed, performed and fulfilled by the landlord named therein on and after the Effective Date in the same manner and to the same extent as if Assignee were the landlord originally named therein.

         3. Indemnification. (a) Assignor hereby indemnifies Assignee, and agrees to defend and hold Assignee harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignee may or shall incur under or with respect to the Leases by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the Effective Date, the obligations of the landlord thereunder which were to be performed before the Effective Date.

         (b) Assignee hereby indemnifies Assignor, and agrees to defend and hold Assignor harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur under or with respect to any of the Leases by reason of any failure or alleged failure of Assignee to comply with or to perform, on or after the Effective Date, all the obligations of the landlord thereunder which are to be performed on and after the Effective Date.

         4. Effective Date. The "Effective Date", as used herein, shall mean the date upon which the Limited Warranty Deed conveying the Land from Assignor to Assignee is filed for record with the Recorder of Franklin County, Ohio.

         5. Successors and Assigns. The terms and conditions of this agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         6. Miscellaneous. This instrument may be executed in any one or more counterparts, each of which, when so executed, will be deemed an original document, and all such counterparts together shall constitute the same instrument. This instrument shall be governed by the laws of the State of Ohio.

                         (signatures follow immediately)

         IN WITNESS WHEREOF, the parties hereto have executed this instrument, and have caused this instrument to be delivered so as to take effect on the day and year first above written.

                                 ASSIGNOR:

                                 COLUMBUS EAST JOINT VENTURE, an Ohio
                                 general partnership

                                 By: JG Columbus East LLC, an Ohio limited
                                 liability company, its general partner

                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________

                                 ASSIGNEE:

                                 GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

                                 By: Glimcher Properties Corporation, a Delaware corporation, its sole general partner

                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________

STATE OF OHIO      )
                   )  SS:
COUNTY OF CUYAHOGA )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of JG COLUMBUS EAST LLC, an
Ohio limited liability company, the general partner in COLUMBUS EAST JOINT VENTURE, an Ohio general partnership, who acknowledged that he did sign the foregoing instrument for and on behalf of said limited liability company, as general partner of such general partnership, and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of such limited liability company and such general partnership.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal, at Cleveland, Ohio, this _____ day of December, 2003.

                                         _______________________________________
                                                      Notary Public
                                                      My commission expires:

STATE OF ________________  )
                           ) SS:
COUNTY OF ______________   )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of GLIMCHER PROPERTIES
CORPORATION, a Delaware corporation, the sole general partner of GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation, and that the same was his free and authorized act and deed and the free and authorized act and deed of such corporation and such limited partnership.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal, at _________________, ________, this ____ day of _________________, 200__.

                                         _______________________________________
                                                      Notary Public
                                                      My commission expires:

This instrument prepared by:

Thomas J. Coyne, Esq.
Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114

                                    EXHIBIT A

         (to Assignment and Assumption of Leases and Security Deposits)

                               Description of Land

                                [to be provided]

                                    EXHIBIT B

         (to Assignment and Assumption of Leases and Security Deposits)

                                   The Leases

                                [to be provided]

                                  SCHEDULE 4(c)

                       FORM OF BILL OF SALE AND ASSIGNMENT

                           BILL OF SALE AND ASSIGNMENT

         KNOW ALL MEN BY THESE PRESENTS, that COLUMBUS EAST JOINT VENTURE, an Ohio general partnership, having an address at 25425 Center Ridge Road, Cleveland, Ohio 44145 (the "Transferor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, convey and transfer to GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at ___________________________________________
(the "Transferee"), its successors and assigns, (a) the Personal Property (defined below) and (b) the Intangible Property (defined below). For the purposes hereof, the term "Personal Property" shall mean all equipment and other personal property owned by Transferor and located in, or affixed to, the shopping center known as "Eastland Mall" and located at the intersection of Hamilton Road and Refugee Road in the City of Columbus, Franklin County, Ohio, more particularly described on Exhibit A attached hereto and made a part thereof (the "Land"), including, but not limited to the items set forth on Exhibit B attached hereto and made a part hereof. For the purposes hereof, the term "Intangible Property" means, to the extent of Transferor's interest therein (if any), all of Transferor's right, title and interest in and to any intangible property owned by Transferor and currently used in the ownership or operation of the Land including, Transferor's right, title and interest (if any) in and to the trade name "Eastland Mall" (the "Trade Name"), any telephone numbers associated with the Trade Name, plans and specifications, surveys and operating manuals with respect to the management, promotion, ownership, maintenance, use, occupancy and operation of the Land in the possession of Transferor, all transferable permits, licenses, approvals, guarantees and warranties, and all utility contracts or other rights relating to the ownership, use or operation of the Land. The Personal Property and Intangible Property are hereinafter collectively referred to as the "Property."

TRANSFEREE ACKNOWLEDGES THAT TRANSFEROR HAS MADE NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE CONDITION, QUANTITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, AND TRANSFEREE AGREES TO ACCEPT THE PROPERTY AND ALL PORTIONS THEREOF IN ITS PRESENT CONDITION, "AS IS," ON THE DATE HEREOF, WITHOUT RECOURSE TO OR WARRANTY FROM TRANSFEROR.

                         (signatures follow immediately)

         IN WITNESS WHEREOF, the Transferor and Transferee have executed this instrument, and has caused this instrument to be delivered so as to take effect this _____ day of December, 2003.

                                TRANSFEROR:

                                COLUMBUS EAST JOINT VENTURE, an Ohio
                                general partnership

                                By: JG Columbus East LLC, an Ohio limited
                                liability company, its general partner

                                By:________________________________
                                Name:______________________________
                                Title:_____________________________

                                TRANSFEREE:

                                GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

                                By: Glimcher Properties Corporation, a Delaware corporation, its sole general partner

                                By:________________________________
                                Name:______________________________
                                Title:_____________________________

                                    EXHIBIT A

                        (to Bill of Sale and Assignment)

                               Description of Land

                                [to be provided]

                                    EXHIBIT B

                        (to Bill of Sale and Assignment)

                           Included Personal Property

                                [to be provided]

                                  SCHEDULE 4(d)

             FORM OF ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

                 ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

         THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, made as of this ____ day of ______________, 200___, by and between COLUMBUS EAST JOINT VENTURE, an Ohio general partnership, having an address at 25425 Center Ridge Road, Cleveland, Ohio 44145 ("Assignor"), and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 150 East Gay Street, Columbus, Ohio 43215 ("Assignee").

                              W I T N E S S E T H:

         A. Assignor, as seller, and Assignee, as buyer, entered into that certain Purchase Agreement (the "Purchase Agreement") relating to the sale of the Shopping Center known as "Eastland Mall" in the City of Columbus, Franklin County, Ohio, situated on land more particularly described on Exhibit A attached hereto and made a part hereof.

         B. Assignor or its agent has entered into certain contracts for services and supplies relating to improvements located on the Property, which contracts are described on Exhibit B attached hereto and made a part hereof (collectively, the "Service Contracts").

         C. Pursuant to the terms of the Purchase Agreement, Assignor desires to assign its right, title and interest in and to each of the Service Contracts to Assignee, and Assignee desires to assume Assignor's right, title and interest in and to each of the Service Contracts.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

         1. Assignment. Assignor hereby assigns to Assignee, its successors and assigns, as of the Effective Date (as hereinafter defined), all of Assignor's right, title and interest in and to each of the Service Contracts, without warranty from Assignor.

         2. Assumption. Assignee hereby accepts the foregoing assignment and, in consideration thereof, Assignee hereby covenants and agrees that, on and after the Effective Date, Assignee will assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of each of the Service Contracts which arise on and after the Effective Date and are to be observed, performed and fulfilled by Assignor on and after the Effective Date, in the same manner and to the same extent as if Assignee, instead of Assignor, were originally named therein.

         3. Indemnification. (a) Assignor hereby indemnifies Assignee, and agrees to defend and hold Assignee harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignee may or shall incur under any of the Service Contracts by reason of any failure or alleged failure of Assignor to have complied with or to have fully performed, before the Effective Date, all obligations on its part to have been performed, complied with or discharged under any of the terms and conditions of any of the Service Contracts which were to be performed by Assignor prior to the Effective Date.

(b) Assignee hereby indemnifies Assignor, and agrees to defend and hold Assignor harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur under or in connection with any of the Service Contracts by reason of any failure or alleged failure of Assignee, as the successor to Assignor, to comply with or to fully perform, on and after the Effective Date, all obligations to be performed or complied with under any of the terms and conditions contained in any of the Service Contracts.

         4. Effective Date. The "Effective Date", as used herein, shall mean the date upon which the Limited Warranty Deed conveying the Property from Assignor to Assignee is filed for record with the Recorder of Franklin County, Ohio.

         5. Successors and Assigns. The terms and conditions of this agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         6. Miscellaneous. This Agreement may be executed in any one or more counterparts, each of which, when so executed, will be deemed an original document, and all such counterparts together shall constitute the same instrument. This instrument shall be governed by the laws of the State of Ohio.

                         (signatures follow immediately)

         IN WITNESS WHEREOF, the parties hereto have executed this instrument, and caused this instrument to be delivered so as to take effect on the day and year first set forth written.

                                 ASSIGNOR:

                                 COLUMBUS EAST JOINT VENTURE, an Ohio
                                 general partnership

                                 By: JG Columbus East LLC, an Ohio limited
                                 liability company, its general partner

                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________

                                 ASSIGNEE:

                                 GLIMCHER PROPERTIES LIMITED
                                 PARTNERSHIP, a Delaware limited partnership

                                 By: Glimcher Properties Corporation, a Delaware corporation, its sole general partner

                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________

STATE OF OHIO      )
                   )  SS:
COUNTY OF CUYAHOGA )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of JG COLUMBUS EAST LLC, an
Ohio limited liability company, the general partner in COLUMBUS EAST JOINT VENTURE, an Ohio general partnership, who acknowledged that he did sign the foregoing instrument for and on behalf of said limited liability company, as general partner of such general partnership, and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of said limited liability company and such general partnership.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal, at Cleveland, Ohio, this _____ day of December, 2003.

                                  ______________________________________________
                                                  Notary Public
                                                  My commission expires:

STATE OF ________________    )
                             ) SS:
COUNTY OF ______________     )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of GLIMCHER PROPERTIES
CORPORATION, a Delaware corporation, the sole general partner of GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation, and that the same was his free and authorized act and deed and the free and authorized act and deed of such corporation and such limited partnership.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal, at _________________, ________, this ____ day of _________________, 200__.

                                  ______________________________________________
                                                  Notary Public
                                                  My commission expires:

                                    EXHIBIT A

               (to Assignment and Assumption of Service Contracts)

                               Description of Land

                                [to be provided]

                                    EXHIBIT B

               (to Assignment and Assumption of Service Contracts)

                          Schedule of Service Contracts

                                [to be provided]

                                  SCHEDULE 4(e)

                    FORM OF ASSIGNMENT AND ASSUMPTION OF REAs

                        ASSIGNMENT AND ASSUMPTION OF REAS

         THIS ASSIGNMENT AND ASSUMPTION OF REAs, made as of this ____ day of ______________, 200___, by and between COLUMBUS EAST JOINT VENTURE, an Ohio general partnership, having an address at 25425 Center Ridge Road, Cleveland, Ohio 44145 ("Assignor"), and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 150 East Gay Street, Columbus, Ohio 43215 ("Assignee").

                              W I T N E S S E T H:

         A. Assignor, as seller, and Assignee, as buyer, entered into that certain Purchase Agreement (the "Purchase Agreement") relating to the sale of the Shopping Center known as "Eastland Mall" in the City of Columbus, Franklin County, Ohio, situated on land more particularly described on Exhibit A attached hereto and made a part hereof.

         B. Assignor or its agent has entered into certain reciprocal easement agreements and related supplemental agreements which are described on Exhibit B attached hereto and made a part hereof (collectively, the "REAs").

         C. Pursuant to the terms of the Purchase Agreement, Assignor desires to assign its right, title and interest in and to each of the REAs to Assignee, and Assignee desires to assume Assignor's right, title and interest in and to each of the REAs.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

         1. Assignment. Assignor hereby assigns to Assignee, its successors and assigns, as of the Effective Date (as hereinafter defined), all of Assignor's right, title and interest in and to each of the REAs, without warranty from Assignor.

         2. Assumption. Assignee hereby accepts the foregoing assignment and, in consideration thereof, Assignee hereby covenants and agrees that, on and after the Effective Date, Assignee will assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of each of the REAs which arise on and after the Effective Date and are to be observed, performed and fulfilled by Assignor on and after the Effective Date, in the same manner and to the same extent as if Assignee, instead of Assignor, were originally named therein.

         3. Indemnification. (a) Assignor hereby indemnifies Assignee, and agrees to defend and hold Assignee harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignee may or shall incur under any of the REAs by reason of any failure or alleged failure of Assignor to have complied with or to have fully performed, before the Effective Date, the obligations on its part to have been performed, complied with or discharged under any of the terms and conditions of any of the REAs which were to be performed by Assignor prior to the Effective Date.

         (b) Assignee hereby indemnifies Assignor, and agrees to defend and hold Assignor harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur under or in connection with any of the REAs by reason of any failure or alleged failure of Assignee, as the successor to Assignor, to comply with or to fully perform, on and after the Effective Date, the obligations on its part to be performed or complied with or discharged under any of the terms and conditions contained in any of the REAs on or after the Effective Date.

         4. Effective Date. The "Effective Date", as used herein, shall mean the date upon which the Limited Warranty Deed conveying the Property from Assignor to Assignee is filed for record with the Recorder of Franklin County, Ohio.

         5. Successors and Assigns. The terms and conditions of this agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         6. Miscellaneous. This Agreement may be executed in any one or more counterparts, each of which, when so executed, will be deemed an original document, and all such counterparts together shall constitute the same instrument. This instrument shall be governed by the laws of the State of Ohio.

                         (signatures follow immediately)

         IN WITNESS WHEREOF, the parties hereto have executed this instrument, and caused this instrument to be delivered so as to take effect on the day and year first set forth above.

                                 ASSIGNOR:

                                 COLUMBUS EAST JOINT VENTURE, an Ohio
                                 general partnership

                                 By: JG Columbus East LLC, an Ohio limited
                                 liability company, its general partner

                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________

                                 ASSIGNEE:

                                 GLIMCHER PROPERTIES LIMITED
                                 PARTNERSHIP, a Delaware limited partnership

                                 By: Glimcher Properties Corporation, a Delaware corporation, its sole general partner

                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________

STATE OF OHIO      )
                   )  SS:
COUNTY OF CUYAHOGA )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of JG COLUMBUS EAST LLC, an
Ohio limited liability company, the general partner in COLUMBUS EAST JOINT VENTURE, an Ohio general partnership, who acknowledged that he did sign the foregoing instrument for and on behalf of said limited liability company, as general partner of such general partnership, and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of said limited liability company and such general partnership.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal, at Cleveland, Ohio, this _____ day of December, 2003.

                                 _______________________________________________
                                                   Notary Public
                                                   My commission expires:

STATE OF ________________   )
                            ) SS:
COUNTY OF ______________    )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of GLIMCHER PROPERTIES
CORPORATION, a Delaware corporation, the sole general partner of GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation, and that the same was his free and authorized act and deed and the free and authorized act and deed of such corporation and such limited partnership.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal, at _________________, ________, this ____ day of _________________, 200__.

                                 _______________________________________________
                                                   Notary Public
                                                   My commission expires:

                                    EXHIBIT A

                     (to Assignment and Assumption of REAs)

                               Description of Land
                                [to be provided]

                                    EXHIBIT B

                     (to Assignment and Assumption of REAs)

                                Schedule of REAs
                                [to be provided]

                                SCHEDULE 6(d)(1)

                       FORM OF LESSEE ESTOPPEL CERTIFICATE

                           J. C. PENNEY COMPANY, INC.

Premises:  J.C. Penney Store #1255 - Columbus, Ohio (Eastland Shopping Center).

Lease, dated as of March 28, 1966 between COLUMBUS EAST-JOINT VENTURE, as Landlord, and J.C. PENNEY COMPANY, INC. (formerly known as J.C. PENNEY COMPANY), as Tenant, a Memorandum of which dated as of March 28, 1966, was recorded on July 21, 1966 in the Office of the Franklin County Recorder, Franklin County, Ohio, in Volume 176, at Page 60.

Tenant hereby certifies to GLIMCHER PROPERTIES LIMITED PARTNERSHIP that:

1.       The Lease is presently in full force and effect and unmodified except by:

         a.    Agreement dated May 16, 1966;
         b.    Letter Agreement dated January 26, 1967;
         c.    Letter Agreement dated August 31, 1967;
         d.    Term Agreement dated December 29, 1967;
         e.    Letter Agreement dated September 4, 1968;
         f.    Unilateral Waiver Letter dated February 20, 1973;
         g.    Letter dated January 14, 1983;
         h.    Letter Agreement dated July 17, 1991;
         i.    Letter dated December 17, 1991;
         j.    Letter dated January 27, 1997; and
         k.    Letter dated April 9, 1997.

2. To the best of our knowledge, there is no present default on the part of the Landlord.

3. No rent under the Lease has been paid more than 30 days in advance of its due date; and that Tenant, as of this date, to the best of its knowledge, has no charge, lien, or claim of offset under said Lease against rents or other charges due or to become due thereunder except as provided by the Lease terms.

It is further understood that Tenant, by giving and delivering this letter, shall not be deemed to have waived Tenant's right to be reimbursed by Landlord or Landlord's successor for any overpayments of common area charges or other charges payable under the Lease which overpayments may now or hereafter be revealed by an audit.

This Estoppel Letter shall be for the sole benefit of GLIMCHER PROPERTIES LIMITED PARTNERSHIP and for no other party or entity, including the Landlord under the Lease.

                                              J. C. PENNEY COMPANY, INC.

                                              By: ______________________________
                                                          Vice President

Dated:  December __, 2003

                                SCHEDULE 6(d)(2)

                    FORM OF REA ESTOPPEL CERTIFICATE - SEARS

                                       December __, 2003

TO:      Glimcher Properties
         Limited Partnership
         150 East Gay Street
         Columbus, Ohio  43215

RE:      Sears Retail Store, Unit #1370
         Eastland Mall
         Columbus, Ohio

         The undersigned, Sears, Roebuck and Co., is a party to the following agreements (the "Agreements") affecting the above referenced Shopping Center:

         (a) Purchase and Operating Agreement dated June 2, 1965, by and among Sears, Roebuck and Co. ("Sears"), Federated Department Stores, Inc. ("Federated"), and Columbus East-Joint Venture ("Developer");

         (b) First Amendment to Purchase and Operating Agreement dated February 7, 1966, by and among Sears, Federated and Developer;

         (c) Easement, Restriction and Operating Agreement dated March 1, 1966, by and among Sears, Federated and Developer;

         (d) Agreement dated March 1, 1966, by and among Sears, Federated and Developer;

         (e) Second Amendment to Purchase and Operating Agreement dated March 1, 1966, by and among Sears, Federated and Developer;

         (f) First Amendment to Easement, Restriction and Operating Agreement dated March 15, 1966, by and among Sears, Federated and Developer;

         (g) Third Amendment to Purchase and Operating Agreement dated May 17, 1971, by and among Sears, Federated and Developer;

         (h) Basic Agreement dated May 17, 1971, by and among Sears, Federated, Developer, SCIT, Inc. and Ernest G. Fritsche;

         (i) Second Amendment to Easement, Restriction and Operating Agreement dated May 17, 1971, by and among Sears, Federate and Developer;

         (j) Fourth Amendment to Purchase and Operating Agreement dated September 30, 1974, by and among Sears, Federated and Developer;

         (k) Third Amendment to Easement, Restriction and Operating Agreement dated September 30, 1974, by and among Sears, Federated and Developer;

         (l) Fourth Amendment to Easement, Restriction and Operating Agreement dated December 15, 1994, by and among Sears, Federated and Developer.

         The undersigned hereby certifies as follows as of the date hereof:

1. The Agreements are in full force and effect and have not been amended, except as stated above.

2. The undersigned has not received nor has the undersigned given any notice of default pursuant to the terms of the Agreements.

         This Estoppel Certificate is given solely for your information and may not be relied upon by any other person or entity, nor shall it in any way create any liability in, or provide any right of action against Sears, Roebuck and Co., its officers, directors, agents, employees and representatives.

                                            SEARS, ROEBUCK AND CO.

                                            By: ________________________________

                   FORM OF REA ESTOPPEL CERTIFICATE - LAZARUS

                                December __, 2003

Glimcher Properties
Limited Partnership
150 Gay Street
Columbus, Ohio  43215

         Re:      Lazarus - Eastland Mall
                  Columbus, Ohio
                  Property No. 080033

Gentlemen:

         The undersigned, as successor by merger, is a party to that certain Purchase and Operating Agreement dated as of June 2, 1965, by and among Columbus East-Joint Venture ("Developer"), Sears, Roebuck and Co. ("Sears") and Federated Department Stores, Inc. ("Federated") and that certain Easement, Retirement and Operating Agreement by and among Developer, Sears and Federated, dated as of March 1, 1966, such documents having been amended, modified and supplemented by the following documents:

         1. Memorandum of Purchase and Operating Agreement dated June 2, 1965 among Developer, Sears and Federated;

         2. First Amendment to Purchase and Operating Agreement dated as of February 7, 1966 among Developer, Sears and Federated;

         3. Second Amendment to Purchase and Operating Agreement dated as of March 15, 1966 among Developer, Sears and Federated;

         4. First Amendment to Easement, Restriction and Operating Agreement dated as of March 15, 1966 among Developer, Sears and Federated;

         5. Second Amendment to Easement, Restriction and Operating Agreement dated as of May 17, 1971 among Developer, Sears and Federated;

         6. Third Amendment to Easement, Restriction and Operating Agreement dated as of September 30, 1974 among Developer, Sears and Federated;

         7. Third Amendment to Purchase and Operating Agreement dated as of May 17, 1971 among Developer, Sears and Federated;

         8. Fourth Amendment to Purchase and Operating Agreement dated as of September 30, 1974 among Developer, Sears and Federated;

         9. Basic Agreement dated as of May 17, 1971 by and among Sears, Developer, Federated, SCIT, Inc. and Ernest G. Fritsche;

         10. Assignment and Assumption of Operating Agreement dated as of July 29, 1988 between Federated Department Stores, Inc. and Lazarus Real Estate II, Inc.;

         11. Fourth Amendment to Easement, Restriction and Operating Agreement dated as of December 15, 1994 among Lazarus Real Estate, Inc. ("Lazarus"), Sears and Developer;

         12. Fifth Amendment to Purchase and Operating Agreement dated as of December 15, 1994 among Lazarus, Sears and Developer; and

         13. Any matter appearing of public record in the jurisdiction where the real estate identified above is located.

(and as so amended, modified, or supplemented being herein called the "REA").

         The undersigned hereby certifies to you, that, as of the date hereof:

         1. The undersigned has entered into no other amendment, modification or supplement to the REA with Developer, and the REA is in full force and effect.

         2. To the best of the undersigned's knowledge, Developer is not in default in the performance of any covenant, agreement or condition contained in the REA, the REA.

         3. No prepayments of any charges under the REA have been made for more than one (1) month in advance of their due dates.

         The foregoing certifications shall not be deemed to be an affirmative representation, warranty or covenant and shall in no event subject the undersigned to any liability whatsoever, the sole effect of the same being to estop the undersigned from taking a position against any recipient which is inconsistent with the statements contained in this estoppel letter to the extent such recipient (a) did not have knowledge of facts contrary to those contained herein and (b) reasonably relied upon the certifications contained herein.

         Furthermore, this estoppel letter shall not be deemed a consent to any assignment, sale, encumbrance, or transfer if the REA requires any such consent, nor shall this estoppel letter be deemed a waiver of any requirements imposed by the REA on Developer and those claiming through Developer in connection with any past, present or future assignment, sale, encumbrance or transfer.

         Notwithstanding anything contained in this certificate to the contrary, the undersigned reserves any audit or other rights it may have under the terms of the REA or by law relating to, without limitation, taxes or common area maintenance costs, and the right to assert any claim based thereon.

         This estoppel letter shall only apply to the store referenced above, which is governed by the above referenced documents, and shall not apply to any other store of the undersigned or of any of its affiliates. The certifications herein contained are conditioned upon valid execution by Columbus East - Joint Venture of an unmodified counterpart hereof and returning it to the undersigned within thirty (30) days of the date hereof.

         Failure of the undersigned to require strict compliance with the notice provisions of the REA in connection with the request for this estoppel certificate shall not be deemed a waiver of the future strict compliance with said notice provisions as set forth in the REA.

Please note that the notice address for the undersigned for purposes of the REA is:

                                       Lazarus, Inc.
                                       7 West Seventh Street
                                       Cincinnati, Ohio 45202
                                       Attn: Real Estate Department

                                       with a copy to:

                                       Lazarus, Inc.
                                       233 Perimeter Center Parkway
                                       Atlanta, Georgia 30346
                                       Attn:  Chairman

                                              LAZARUS, INC.

                                              By:_______________________________
                                                     Gary J. Nay
                                                     Vice President

         Columbus East-Joint Venture hereby certifies to Lazarus, Inc. that, to its knowledge, as of the date hereof, the facts set forth in the certifications above contained are true, complete and accurate and may be relied upon by Lazarus, Inc., its successor and assigns.

                                                COLUMBUS EAST JOINT VENTURE

                                                By:  THE RICHARD E. JACOBS GROUP

                                                By:___________________________
                                                        William R. Hansen
                                                Its:__________________________
                                                        Assistant Secretary

                                  SCHEDULE 9(c)

                           Delinquency Tracking Report

                                [To be provided]

                                  SCHEDULE 9(d)

                    List of Leasing and Brokerage Agreements

1. Retail Management and Leasing Agreement, dated June 1, 2002, by and between Seller and Jones Lang La Salle Americas, Inc., a Maryland corporation.

                                  SCHEDULE 9(g)

                           List of Pending Litigation

Electronics Boutique                                     Audit rights
                                                         (Dismissal being filed)

Lids                                                     Bankruptcy

                                   SCHEDULE 12

                           ("Proration Instructions")

         Terms that are capitalized but not defined in these Proration Instructions shall have the meaning ascribed to them in the Purchase Agreement to which these Proration Instructions are attached (the "Agreement").

         Section 1. Prorations - General. All rents, revenues and other income of the Property, if any, (collectively, "Rents"), and all utilities, real estate taxes, maintenance charges and other regular operating expenses of the Property, if any, (collectively, "Expenses"), shall be paid or shall be prorated between Seller and the Buyer in accordance with the provisions set forth in Sections 2 through 7 inclusive. For purposes of the prorations and adjustments to be made, the Buyer shall be deemed to own the Property and therefore shall be entitled to any revenues and responsible for any expenses for the entire day upon which the Closing occurs. As used herein, "Proration Date" means 11:59 p.m. on the date preceding the Closing Date, such that Buyer is deemed to have owned the Property the entire day upon which the Closing occurs. Seller and Buyer shall cause their accountants to prepare the schedules of adjustments (the "Closing Statement") prior to the Proration Date. Any net adjustment in favor of the Buyer shall be paid in the form of a credit to the Purchase Price. Any net adjustment in favor of the Seller shall be paid in cash or cash equivalent by Buyer to Seller at Closing. A copy of the Closing Statement agreed upon by Seller and Buyer shall be executed by both Seller and Buyer and delivered to the Title Company at the Closing. All Rents received by Seller after the Proration Date shall be immediately paid to Buyer. The following terms shall have the meanings set forth below:

         "Lease(s)" shall have the meaning set forth in the Agreement to which this Schedule 12 is attached.

         "Tenant" means any tenant under a Lease.

         "Minimum Rent" means rent which is billed fixed rent under the then current fiscal year under a Lease.

         "Percentage Rent" means, to the extent applicable under a Lease, percentage or overage rents.

         "Additional Rent" means all other amounts to be paid by a Tenant under a Lease (including amounts owed for real estate taxes and other assessments) other than Minimum Rent or Percentage Rent.

         Section 2. Prorations - Rents. Rents shall be prorated upon the Closing in accordance with the following provisions.

         (a) Minimum Rent. Subject to Subsection 2(d) below with respect to Delinquent Rents, Minimum Rent shall be prorated between Seller and Buyer as of the Proration Date on a per diem basis, based on the actual number of days in the month during which the Closing occurs. Seller shall be entitled to all Minimum Rent for the period up to and including the

Proration Date, and Buyer shall be entitled to all Minimum Rent for the period after the Proration Date.

         (b) Additional Rental. Subject to Subsection 2(d) below with respect to Delinquent Rents, and Section 6 with respect to the Closing Adjustments, estimated monthly or quarterly payments made by Tenants of the Property, or parties to the REAs, in advance based upon projected Additional Rents shall be prorated between Seller and Buyer as of the Proration Date on an accrual basis based on the actual number of days in the month during which the Closing occurs. Seller shall be entitled to all Additional Rent which accrues up to and including the Proration Date and Buyer shall be entitled to all Additional Rent which accrues after the Proration Date.

         (c) Percentage Rent. Percentage Rent (if any) payable by a tenant under each Lease (a "Tenant") shall be separately prorated as of the Proration Date between Seller and Buyer in the manner provided in this Subsection 2(c). Such proration shall be made on a Lease-by-Lease basis and shall be based upon the fiscal year set forth in each Lease for the determination of Percentage Rent. The actual fiscal year for Percentage Rent during which the Closing occurs is hereinafter referred to as the "Applicable Percentage Rent Fiscal Year". To the extent a Tenant makes monthly or quarterly interim payments on account of Percentage Rent, the Seller shall initially retain all such interim payments of Percentage Rent received by the Seller up to and including the Proration Date until a Closing Adjustment occurs and Buyer shall initially retain all such interim payments of Percentage Rent received by Buyer after the Proration Date until a Closing Adjustment occurs. At each Closing Adjustment, the Seller and Buyer shall prorate the total annual Percentage Rent due from a Tenant for such Tenant's Applicable Percentage Rent Fiscal Year as follows: (a) Seller shall be entitled to the portion of the Percentage Rent payable by each Tenant equal to the product obtained by multiplying the total annual Percentage Rent paid by each such Tenant by a fraction, the numerator of which is the number of days in the Applicable Percentage Rent Fiscal Year up to and including the Proration Date and the denominator of which is the number of days in the Applicable Percentage Rent Fiscal Year; and (b) the Buyer shall be entitled to the portion of the Percentage Rent payable by each Tenant equal to the product obtained by multiplying the total annual Percentage Rent paid by each such Tenant by a fraction, the numerator of which is the number of days in the Applicable Percentage Rent Fiscal Year after the Proration Date and the denominator of which is the number of days in the Applicable Percentage Rent Fiscal Year.

         (d) Delinquent Rents. As used herein, "Delinquent Rents" means Rents which are due and payable by a Tenant on or prior to the Proration Date but which have not been paid by the Proration Date. Delinquent Rents shall be prorated between Seller and Buyer as of the Proration Date, but not until they are actually collected by Buyer. Buyer shall have the right after the Closing to collect Delinquent Rents relating to the period prior to the Proration Date, but shall not be obligated to do so. Upon the Final Closing Adjustment (as defined in Section 6 of this Schedule 12), any Delinquent Rents which have not as yet been paid shall be assigned to Seller. After the Closing and continuing through and after the Final Closing Adjustment, without the express written consent of Buyer, the Seller shall not take, nor cause Buyer to take, any action against a tenant owing Delinquent Rents which would affect such Tenant's right to occupy its leased premises. Rents collected by Buyer after the Closing, shall be applied in the following order of priority: (a) first, to the tenant's current rental obligation accruing after Closing; and (b) secondly, against the Tenant's rental obligations in the chronological order in which they accrue. Notwithstanding any provision to the contrary in the Agreement or this Schedule, to the extent a Tenant expressly designates that a payment is to be applied for a particular item of Rent, then any such payment of Rent shall be applied in accordance with such designation so specified by the Tenant. All Delinquent Rents received by Buyer or any of its affiliates after the Proration Date shall be immediately applied in accordance with the above and any amount owing to Seller shall be immediately paid upon application; however, in no event later than thirty (30) days after collection. Buyer shall, and shall cause its agents to, use commercially reasonable efforts to collect any Deliquent Rent, but Buyer shall not be required to commence any legal action or proceeding to collect such amounts. Buyer shall not waive or settle any claims with respect to any such amounts relating to the period prior to the Proration Date in whole or in part without Seller's prior written consent.

                  (i) Seller shall have the right to commence litigation against the Tenants owing Delinquent Rents (the "Delinquent Tenants") to collect the Delinquent Rents, which pursuant to the above, the Seller is entitled to as and when collected. Seller may proceed with counsel of its own choosing, and at its own expense, to collect any such Delinquent Rents due by the Delinquent Tenants which are allocable to Seller, provided that Seller shall not seek (i) termination of any Lease; (ii) eviction of any Delinquent Tenant; nor (iii) to levy against the Delinquent Tenant's interests in the Lease, all without the prior written consent of Buyer.

                  (ii) If a Delinquent Tenant owes Delinquent Rental which is properly allocable to both Seller and Buyer, Seller and Buyer shall cooperate in collecting such Delinquent Rental. If Seller desires to commence litigation as to Delinquent Rents properly allocable to it, but Buyer does not so desire to commence litigation, then Seller may commence litigation as set forth in (i) above. If both parties desire to commence litigation, Buyer shall institute such litigation on its behalf and Seller's share of any recovery of the Delinquent Rents from such litigation, after the payment of all expenses in connection therewith, shall be apportioned between Buyer and Seller in accordance with this Subsection 2(d).

         Section 3. Proration - Taxes and Assessments. All non-delinquent real estate and personal property taxes on the Property shall be prorated between the Seller and Buyer on an accrual basis, based upon the actual current tax bill for the tax year in which the Closing occurs. If the most recent tax bill received by Seller as of the Proration Date is not the actual current tax bill, then the Seller and Buyer shall re-prorate the real estate and personal property taxes at the Final Closing Adjustment if the actual current tax bill is then available. All amounts payable for real estate and personal property taxes accruing up to and including the Proration Date shall be the obligation of the Seller and all amounts payable for real estate and personal property taxes accruing after the Proration Date shall be the obligation of Buyer. If, after the Proration Date, any additional or supplemental real estate and personal property taxes are assessed against the Property by reason of back assessments, corrections to previous tax bills or other events occurring up to and including the Proration Date, the Seller and Buyer shall re-prorate the real estate and personal property taxes at the Final Closing Adjustment to provide the appropriate credit. Any delinquent real estate and personal property taxes on the Property shall be paid by Seller at the Closing. Notwithstanding any provision in this
Schedule 12 to the contrary, Buyer and Seller agree that, upon the completion of the prorations described in this Section 3, Seller shall be entitled to hold all sums collected prior to the Closing Date from Tenants with respect to real estate and personal property taxes on the Property, subject to the Final Closing Adjustment as provided in this Schedule 12.

         Section 4. Proration - Operating Expenses, and Interest and Insurance Premiums. All costs, expenses, charges and fees for sewer, water, electricity, heat and air-conditioning service and other utilities, common area maintenance charges, insurance premiums, rental and privilege taxes, periodic charges payable under Service Contracts which are assumed by Buyer, periodic fees payable under transferable licenses and permits for the operation (as opposed to the construction) of the Property, periodic charges under the REAs, and any other costs incurred in the ordinary course of business for the management and operation of the Property, shall be prorated between Seller and Buyer on an accrual basis, based on the actual number of days in the month during which the Closing occurs. The Seller shall be responsible for all such expenses that are attributable to the period up to and including the Proration Date and Buyer shall be responsible for all such expenses which are attributable to the period after the Proration Date. To the extent commercially reasonably and practicable, Seller shall obtain billings and meter readings as of the day up to and including the Proration Date to aid in such prorations. If billings or meter readings as of the day up to and including the Proration Date are obtained, adjustments of any costs, expenses, charges or fees shown thereon shall be made in accordance with such billings or meter readings.

         Section 5. Proration - Security Deposits and Other Tenant Credits. At the Closing, Buyer shall be credited with and the Seller shall be charged with an amount equal to the sum of the Security Deposits (and any interest due to Tenants thereon, if any) being held by Seller or any other person under the Leases. Upon the Closing, the Seller shall be entitled to retain the Security Deposits due Tenants for which Buyer has been credited and Seller has been charged pursuant to this Section 5. Seller shall certify to Buyer at Closing the amount of all other credits due to Tenants. At such time as any of such credits become due to Tenants, Seller will reimburse Buyer for such credits. If any such credits remain outstanding at the time of the Final Closing Adjustment, Seller shall credit Buyer in the amount of such outstanding balance.

         Section 6. Adjustment Dates. On or immediately before the Closing Date, the parties shall make an interim closing adjustment, based on the most current information available. The parties shall make an additional interim closing adjustment (the "Interim Closing Adjustment") ten (10) days following the Closing Date, and a final closing adjustment (the "Final Closing Adjustment") as follows: (a) if the Closing occurs in calendar year 2003, then the Final Closing Adjustment shall be on September 1, 2004, or (b) if the Closing occurs in calendar year 2004, then the Final Closing Adjustment shall be on September 1, 2005. The Interim Closing Adjustment and the Final Closing Adjustment are jointly referred to as the "Closing Adjustments".

         (a) General. Payment of Delinquent Rents collected by Buyer after the Proration Date which have not been adjusted at the Interim Closing Adjustment and which are attributable to the period up to and including the Proration Date, shall be made by Buyer to Seller when and as collected and as soon as practicable following receipt, but in no event later than thirty (30) days following receipt. All other adjustments or prorations which could not be determined at the Closing or the Interim Closing Adjustment due to the lack of actual statements, bills or invoices for the current period, the year-end adjustment of Additional Rents, the unavailability of final sales figures or amounts for Percentage Rent or for any other reason shall be made at the Final Closing Adjustment. Any net adjustment determined at each respective Adjustment Date in favor of Buyer shall be paid in cash or cash equivalent by the Seller to Buyer no later than twenty (20) days after the respective Adjustment Date. Any net adjustment in favor of the Seller shall be paid in cash or cash equivalent by Buyer to the Seller no later than twenty (20) days after the respective Adjustment Date. Notwithstanding any provision of this Schedule 12 to the contrary, Buyer and Seller agree that Buyer shall be entitled to hold all sums collected from Tenants after the Closing Date, subject to the Final Closing Adjustment as provided in this Schedule 12

         (b) Additional Rental Adjustment. The actual amount of Additional Rents paid by each Tenant of the Property for the annual period in which the Proration Date occurs (as distinguished from the estimated amounts prorated as of the Proration Date pursuant to Subsection 2(b) above) shall be separately prorated between the Seller and Buyer as of the Proration Date based on the Expenses incurred by Seller and Buyer for the annual period during which the Proration Date occurs, and on the amount of Expenses recoverable from Tenants and the owners of any out parcels for such period. If, for any Tenant, the Additional Rent received by Seller, up to and including the Proration Date, is greater than the amount of Additional Rent allocated based on the above provisions, the Seller shall pay the excess to Buyer; otherwise, Buyer shall remit or credit to Seller the amount of any shortfall. If the total sum of all advance payments of projected Additional Rents exceeds the Additional Rents actually due from the Tenant for the annual period in which the Proration Date occurs, Buyer shall remit or credit the Tenant with such excess.

         (c) Percentage Rent Adjustment. To the extent the sum of all interim payments on account of Percentage Rent collected by the Seller from each Tenant for the Applicable Percentage Rent Fiscal Year exceeds the amount of Percentage Rent to which Seller is entitled with respect to such Tenant pursuant to Section 6(c), the Seller shall pay such excess to Buyer. To the extent the sum of all interim payments on the account of Percentage Rent collected by Buyer from each Tenant for the Applicable Percentage Rent Fiscal Year exceeds the amount of Percentage Rent to which Buyer is entitled with respect to such Tenant, then Buyer shall pay such excess to the Seller. Any such adjustment of interim payments received and actual Percentage Rent payable shall be made on a Lease-by-Lease basis (as opposed to aggregating all interim payments received by the Seller from all Tenants and offsetting the same against the entire amount of Percentage Rent payable by all Tenants). If the total sum of the interim payments on account of Percentage Rent collected by the Seller plus the interim payments on account of Percentage Rent collected by Buyer exceeds the Percentage Rent actually due from the Tenant, Buyer shall remit or credit Tenant with such excess and the Seller and Buyer shall make any necessary adjustment between them in accordance with the preceding provisions of this Section 6(c).

         (d) No Further Adjustments. On the Final Adjustment Date, final prorations shall be made and, to the extent necessary, Buyer and Seller shall estimate items for which final sums are not available. Except for: (a) additional or supplemental real estate taxes, real estate tax credits or rebates, or other adjustments to real estate taxes due to back assessments, corrections to previous tax bills or real estate tax appeals or contests, and
(b) any Additional Rents or any Percentage Rent which may be contested by Tenants or cannot be computed by the Final Adjustment Date, the Final Closing Adjustment shall be conclusive and binding upon the Seller and Buyer.

         Section 7. Leasing Commissions and Tenant Improvements. Except as set forth below, any and all leasing commissions and tenant improvements with respect to Leases in existence on the Effective Date shall be paid in full and discharged by Seller at Closing. Any and all leasing commissions and tenant improvements with respect to Leases executed after the Effective Date which have been approved by Buyer in accordance with this Agreement, any leasing commissions on those recently executed Leases, or renewals or extensions, as expressly identified on Exhibit A hereto, shall be paid in full and discharged by Buyer. Any and all leasing commissions and tenant improvements with respect to Leases executed after the Effective Date which have been not been approved by Buyer in accordance with this Agreement shall be paid in full and discharged by Seller. Leasing commissions due to any affiliate of Seller shall be paid by Seller and shall not be prorated.

         Section 8. Payment of Expenses. Except as otherwise specifically provided in this Agreement, Seller and Buyer shall each pay all of their own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all related accounting, legal and appraisal fees.

         Section 9. Continuing Effect. Notwithstanding any provision of this Agreement to the contrary, the agreements made by Seller and Buyer pursuant to this Schedule 12 shall survive the Closing for a period of three (3) years after Closing, and there shall be no further adjustments after such date except to the extent made or asserted prior to the expiration of such three (3) year period.

         Section 10. No Duplication. Notwithstanding any provision herein to the contrary, the adjustments made under this Schedule and the Agreement shall not be duplicative.

                            Exhibit A to Schedule 12

                     Leasing Commissions to be Paid by Buyer

RECENTLY EXECUTED LEASES:

Harold Pener Mens Fashion                   $59,000

Fashion City                                $16,489

2004 RENEWALS:

Added Touch                                 $ 3,024

Sunglass Hut                                $   600

Desmond's                                   $ 3,147

Hallmark                                    $ 5,700

Lenscrafters                                $ 4,950